UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Electronic Arts Inc.

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Electronic Arts

Proxy Statement and Notice of Annual Meeting

2025

Our Ongoing Values

At EA, our ongoing values are the foundations of our shared
culture. Our ongoing values motivate us. Unite us. Inspire us.

Creativity	Pioneering	Passion

Striving to bring imagination, original ideas, and excitement to everything we do.	Acting with the curiosity and courage that it takes to experiment, innovate and lead.	We are at our best when we pursue what we love, and have fun doing it.

Determination	Learning	Teamwork

Bringing focus, drive and conviction to our actions. Thriving on the journey and being motivated to achieve excellence.	Listening, having humility and being open to new ways of thinking, and looking with a lens of inclusion. Challenging ourselves to grow and change as a company.	Committed to each other, and to the accountability and integrity it takes to be a successful team.

Letter from our CEO and Board Chair

On behalf of the Board of Directors, thank you for your investment in Electronic Arts.

At Electronic Arts, we inspire the world to play. Over the past year, our teams have continued to deliver on our mission, producing games and experiences that inspire hundreds of millions of players around the world. Amid a shifting environment, we remain well-positioned to shape the future of entertainment. I am extremely proud of our teams and their commitment and determination throughout fiscal year 2025.

STRATEGIC PILLARS

As entertainment continues to become more social and connected, EA is executing across our three strategic pillars to (1) create content and experiences that entertain and engage massive online communities, (2) tell blockbuster stories, and (3) harness the power of community in, around, and beyond our games. Leveraging our portfolio, we engage some of the biggest online communities in the world. We’re also working to expand beyond the bounds of our games, building new tools to encourage community-driven creation. And longer term, we’re scaling our generative A.I. efforts to transform the gaming experience and create new forms of interactive entertainment.

FISCAL 2025 HIGHLIGHTS

During fiscal 2025 we delivered amazing games and experiences to our players and communities. We sharpened our operational discipline, strengthened execution and delivered long-term value to our stockholders. We acted quickly to changing market dynamics within our EA SPORTS FC franchise, delivering updates to the game that reaffirmed its position as one of the world’s largest entertainment platforms. We reintroduced EA SPORTS College Football to incredible success, far exceeding expectations. Our American Football ecosystem delivered over a billion dollars in net bookings in fiscal year 2025. In total, our teams delivered the biggest net bookings year ever for EA SPORTS.

Beyond sports, our entertainment pipeline is one of the strongest ever. Our Sims franchise exceeded expectations for the fiscal year driven by strong demand for creator-built content, mobile engagement and community connection. Through Battlefield Labs, we took a modern, player-first approach to building, testing and marketing the next Battlefield. We’re engaging players earlier and more meaningfully than ever before and applying those learnings from the community to the game. We can’t wait for the community to experience the finished product.

We also continued our strong track-record of returning capital to stockholders, executing a $1 billion accelerated stock repurchase program, in addition to our regular stock repurchase activity and quarterly dividends. In total, we returned $2.7 billion to stockholders during the fiscal year.

EXPERIENCED BOARD TO OVERSEE OUR STRATEGY

We have an experienced and engaged Board of Directors with a complementary set of skills, industry experience and backgrounds that support the oversight of our long-term strategy. We believe these skill sets contribute to the Board’s effectiveness in managing risk and providing guidance, positioning EA for long-term success in a dynamically changing business environment. As the industry evolves, the Board is focused on remaining well-positioned to provide effective oversight through prudent refreshment efforts.

OUR NEXT STEPS

This is an exciting time for Electronic Arts. In an increasingly uncertain and competitive environment, EA’s leading IP, transformative technology, global network of passionate players, and the best creative talent in the industry uniquely positions us to lead in a rapidly evolving world. Our focus, adaptability, and strategic clarity give us the tools to thrive in any environment. At this important moment, we’re optimistic about what comes next.

ANDREW WILSON

Chief Executive Officer and Board Chair

Notice of Annual Meeting of Stockholders

Date and Time	Location	Who Can Vote
August 14, 2025 (Thursday)	Virtually at www.virtualshareholder	Stockholders as of June 17, 2025
2:00 pm (Pacific)	meeting.com/EA2025	are entitled to vote.

Voting Items

PROPOSALS

To elect the eight nominees listed in the Proxy Statement to the Board of Directors to hold office for a one-year term.	To conduct an advisory vote to approve named executive officer compensation.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

“FOR” each director nominee	“FOR”	“FOR”
page 61	page 62	page 63

Stockholders will also act on any other matters that may properly come before the meeting. Any action on the items of business described above may be considered at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

This year, we will hold the Annual Meeting virtually. There will not be a physical location for the Annual Meeting to attend the Annual Meeting in person. We believe that holding our Annual Meeting virtually allows for a broader audience and provides a viewing and participation experience for all stockholders, regardless of geographic location.

For more information on how to attend the Annual Meeting, please see page 64 of this Proxy Statement.

Your vote is important. You do not need to attend the Annual Meeting to vote if you have submitted your proxy in advance of the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible so that your shares may be represented at the Annual Meeting. In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 2:30 p.m. Pacific Time on August 14, 2025 at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.ea.com.

By Order of the Board of Directors,

JACOB J. SCHATZ

EVP of Global Affairs, Chief Legal Officer and Corporate Secretary

How to Vote

Online Before the Meeting	Telephone	Mail	Online at the Meeting

Visit www.proxyvote.com and follow the instructions provided in the Notice.	Follow the instructions provided on your proxy card or voting instruction card.	Submit your proxy by mail by signing your proxy card, and mail it in the enclosed, postage-paid-envelope.	Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/ EA2025 and follow the instructions on the website.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 14, 2025.

Please note that this Proxy Statement, as well as our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2025, is available at http://ir.ea.com.

In this Proxy Statement, we make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could,” “continue,” “potential” (and the negative of any of these terms), “future” and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, projections of markets relevant to our business, our corporate responsibility initiatives (including environmental, social and impact matters), uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are aspirational, are not guarantees of future performance and reflect management’s current expectations. Statements regarding our environmental, social and impact initiatives may also be based on standards for measuring progress that are still developing, internal controls that are evolving, and on assumptions that are subject to change in the future; in the context of this disclosure, they may also not be considered material for purposes of reporting with the Securities and Exchange Commission. Our actual results could differ materially from those discussed in the forward-looking statements. Please refer to the Annual Report for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement; we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Proxy Highlights

This summary highlights information contained in this Proxy Statement, and it is qualified in its entirety by the remainder of this Proxy Statement. You are encouraged to read the entire Proxy Statement carefully before voting. In this Proxy Statement, the terms “Electronic Arts”, “EA,” “we,” “our” and “the Company” refer to Electronic Arts Inc. This Proxy Statement was first distributed and made available via the Internet to stockholders on or about June 24, 2025, along with the Electronic Arts Inc. Notice of 2025 Annual Meeting of Stockholders, Annual Report and form of proxy.

2025 Board Nominees

The following table provides summary information about our director nominees, each of whom is a current director of the Company.

Name		Principal Occupation	Director Since	Independent	Committee Memberships
	Mr. Kofi A. Bruce	Chief Financial Officer, General Mills, Inc.	2021		A (Chair)
	Ms. Rachel A. Gonzalez	Former General Counsel, GE Vernova Inc.	2021		NG, C
	Mr. Jeffrey T. Huber	Founder & Managing Partner, Triatomic Capital; Former CEO & Vice Chairman, GRAIL, Inc.	2009		A
	Ms. Talbott Roche	President and Chief Executive Officer, Blackhawk Network Holdings, Inc.	2016		C (Chair)
	Mr. Richard A. Simonson	Managing Partner, Specie Mesa L.L.C.; Former Chief Financial Officer, Sabre Corporation	2006		A
	Mr. Luis A. Ubiñas (Lead Independent Director*)	Former President, Ford Foundation, Former Senior Partner, McKinsey & Company	2010		NG (Chair)
	Ms. Heidi J. Ueberroth	President, Globicon	2017		C
	Mr. Andrew Wilson (Chair)	Chief Executive Officer, Electronic Arts Inc.	2013

*	Elected by independent directors.

A: Audit Committee	C: Compensation Committee	NG: Nominating and Governance Committee

2025 PROXY STATEMENT     1

PROXY HIGHLIGHTS

Director Attributes and Refreshment

The Board of Directors routinely assesses its composition and strives to maintain complementary experiences, skills, and perspectives to oversee the Company’s long-term strategic plan and drive stockholder value. When assessing potential new directors, the Nominating and Governance Committee considers the skills, background and experience of each candidate to evaluate the candidate’s ability to contribute complementary perspectives to the Board of Directors and oversee EA’s long-term strategy. The primary consideration is to identify candidates who will best fulfill the Board of Directors’ and the Company’s needs at the time of the search. Therefore, the Nominating and Governance Committee does not believe it is appropriate to either nominate or exclude from nomination an individual solely based on gender, ethnicity, race, age, or similar factors.

Director Nominee Age	Director Nominee Tenure	Director Nominee Representation
Median Age – 57 years old Average Age – 58 years old	Median Tenure – 9.4 years Average Tenure – 9.7 years	Ethnic Representation – 3 Directors Gender Representation – 3 Female Directors

12.5%
37.5%
50%

- 55 or younger - 37.5%
- 56 – 65 years old – 50%
- 66 or older – 12.5%

37.5%
37.5%
25%

- 5 or fewer years - 37.5%
- 6 – 10 years - 25%
- 10+ years – 37.5%

Corporate Governance Highlights and Report

Board Independence
Independent director nominees	7 of 8
Independent Lead Director	Luis A. Ubiñas
100% Independent Board committees	Yes
Conflict of Interest Policy	Yes

Director Elections
Frequency of Board elections	All directors elected annually
Voting standard for uncontested elections	Majority of votes cast
Stockholder proxy access	Yes

Board Operations
Number of incumbent directors that attended at least 75% of all applicable meetings last year	8 of 8
Board evaluations	Annual
Committee evaluations	Annual
Director stock ownership requirement	Yes, 5x annual retainer
Code of Conduct applies to all Board members	Yes

Stockholder Rights
Voting rights for all shares	One share, one vote
Voting rights restrictions (e.g., non-voting shares, golden shares)	None
Poison pill	No
Supermajority voting provisions	None
Right to call special meetings	Yes, 15% threshold
Stockholder Action by Written Consent	Yes, 25% threshold
Stockholder access to directors and officers during annual stockholders’ meeting	Yes
Robust stockholder engagement practices	Yes

2

PROXY HIGHLIGHTS

Engagement with Stockholders

EA maintains a robust, year-round stockholder engagement program that allows us to solicit feedback from our stockholders on a variety of topics to help inform the Board’s decision-making process. During the Spring of 2025, we offered meetings to 24 stockholders, which collectively hold approximately 64% of our outstanding stock. We held engagement meetings with every stockholder who accepted, representing approximately 36% of our outstanding stock. The Chair of our Compensation Committee participated in select discussions. During these meetings, we engaged on various topics, including our long-term strategy, executive compensation program, governance, human capital practices and sustainability efforts. These discussions provide the Board and management with invaluable perspectives, insights and feedback. We look forward to our continued dialogues with our stockholders.

Leading up to our 2025 Proxy Statement
Offered Meetings	Engaged in Discussions
Total of 24 Stockholders	~36%
representing 64% of our outstanding common stock	of our outstanding common stock

What we discussed	Business	Executive Compensation	Governance	Environmental and Social Matters
	■ Long-term strategy and recent initiatives	■ Compensation program structure and philosophy	■ Board refreshment and skills ■ Board oversight ■ AI and Cybersecurity	■ Culture and talent ■ Environmental sustainability

2025 PROXY STATEMENT     3

Board of Directors and Corporate Governance

Board Nominees and Structure

Each of the following director nominees has been nominated for re-election at the Annual Meeting. As set forth below, we believe each of these director nominees brings a valuable and unique perspective to the Board of Directors and has the necessary experience, skills, and attributes to serve on the Board of Directors and contribute to its overall effectiveness. The Board of Directors has concluded that each is qualified to serve as a director based on the experiences, qualifications and attributes set forth below.

Kofi A. Bruce	Independent	Director since: 2021 Age: 54
Chief Financial Officer, General Mills, Inc.
Board Committees: Audit (Chair)	Other Public Company Directorships: None	Public Company Directorships in Past 5 Years: None

Background and Affiliations:

■   Chief Financial Officer, General Mills, Inc., a global manufacturer and marketer of branded consumer foods, 2020-present

■   Vice President, Finance (2014-2020) and Corporate Controller (2017-2019), General Mills, Inc.

Education: ■ B.A. in International Relations, Stanford University ■ M.B.A., University of Michigan School of Business (Ross)

Key Qualifications:

Mr. Bruce brings to the Board of Directors skills related to financial strategy, risk management and senior leadership from his experience as a current public company Chief Financial Officer. Prior to his appointment as Chief Financial Officer, Mr. Bruce had a 20-year career in finance leadership roles, including Treasury, Accounting and Controllership functions at public companies. In present and prior roles, he gained significant experience overseeing financial statement preparation, capital allocation strategies, and the relationship with internal and external audit functions. These experiences provide Mr. Bruce with critical skills and experiences central to his role as Chair of the Audit Committee. In addition, Mr. Bruce brings to the Board of Directors his skills and experience with operational strategies and risk management associated with consumer-facing businesses with global operations.

4

Board of Directors and Corporate Governance

Rachel A. Gonzalez	Independent	Director since: 2021 Age: 55
Former General Counsel of GE Vernova Inc.
Board Committees: Nominating and Governance Compensation	Other Public Company Directorships: None	Public Company Directorships in Past 5 Years: Sabre Corporation Vacasa, Inc. Dana Incorporated

Background and Affiliations:

■   Former General Counsel of GE Vernova Inc., a global energy company, April 2023-May 2025

■   EVP, General Counsel and Corporate Secretary of Starbucks Corporation, a global coffeehouse chain, April 2018-April 2022

■   EVP, Chief Administrative Officer and Corporate Secretary of Sabre Corporation, a global travel technology company, May 2017-April 2018

Education: ■ B.S. degree in Comparative Literature, University of California, Berkeley ■ JD, Boalt Hall School of Law at the University of California, Berkeley

Key Qualifications:

Ms. Gonzalez’s significant operational, regulatory and management experience as General Counsel and Corporate Secretary at GE Vernova, Starbucks and Sabre, as well as during her time as a partner in the corporate group of Morgan, Lewis & Bockius, provides in-depth skills, experience and perspective with respect to public company corporate governance, risk management, compensation practices, people programs and sustainability, and investor engagement. In addition, Ms. Gonzalez’s experience at consumer-facing businesses with strong digital marketing and international operations provide valuable insight to the Board of Directors and management as they execute the Company’s growth strategies.

Jeffrey T. Huber	Independent	Director since: 2009 Age: 57
Founder & Managing Partner, Triatomic Capital
Board Committees: Audit	Other Public Company Directorships: Upstart, Inc. Summit Therapeutics, Inc.	Public Company Directorships in Past 5 Years: Zapata Computing, Inc.

Background and Affiliations:

■   Founder and Managing Partner of Triatomic Capital, an investment and advisory firm, January 2022–present.

■   Founding CEO and Vice Chairman of GRAIL, Inc., a life sciences company, 2016-2021

■   Former Senior Vice President, Alphabet Inc., 2003-2016

■   Former Vice President of Architecture and Systems Development, eBay

Education: ■ B.S. degree in Computer Engineering, University of Illinois ■ Master’s degree, Harvard University

Key Qualifications:

Mr. Huber’s experience as the founding CEO and Vice Chairman of GRAIL, Inc., his experiences at Alphabet and eBay and his service on complementary boards bring extensive operational and senior leadership skills associated with the application of rapidly changing technology, including with respect to cybersecurity risk management and the implementation of artificial intelligence technologies. In addition, Mr. Huber’s experience at Alphabet and eBay provide relevant background and experience, including risk management experience, with respect to consumer online companies that deploy large-scale technological infrastructure. Mr. Huber’s experience in his current role as managing partner role at Triatomic Capital provides the Board with skills associated with capital allocation and the evaluation of investment opportunities.

2025 PROXY STATEMENT     5

Board of Directors and Corporate Governance

Talbott Roche	Independent	Director since: 2016 Age: 58
President and Chief Executive Officer, Blackhawk Network Holdings, Inc.
Board Committees: Compensation (Chair)	Other Public Company Directorships: None	Public Company Directorships in Past 5 Years: None

Background and Affiliations:

■   President (2010-present) and Chief Executive Officer (2016-present), Blackhawk Network Holdings, Inc., a leading prepaid payment network

■   Former Branding Consultant and Director, New Business Development, Landor Associates

■   Director, Blackhawk Network Holdings, Inc. (currently private)

Education: ■ B.A. in Economics, Stanford University

Key Qualifications:

Ms. Roche brings to the Board of Directors extensive operational and senior leadership experience, as well as significant experience in corporate governance, risk management, compensation program design, and investor engagement as the Chief Executive Officer of a global organization, including during Blackhawk Network Holdings’ time as a public company. In addition, Ms. Roche’s understanding and experience with digital commerce, marketing and consumer trends provide the Board of Directors with valuable perspective. Throughout Ms. Roche’s career, she has been deeply involved in human capital management and leadership development, which provides our Board with insight into executive succession planning, cultural oversight, and our people programs.

Richard A. Simonson	Independent	Director since: 2006 Age: 66
Managing Partner, Specie Mesa L.L.C.; Former CFO, Sabre Corporation, Nokia Corporation and Rearden Commerce
Board Committees: Audit	Other Public Company Directorships: Couchbase, Inc. Evercommerce, Inc.	Public Company Directorships in Past 5 Years: None

Background and Affiliations: ■ Managing Partner, Specie Mesa L.L.C., an investment and advisory firm, 2018-present ■ Former Chief Financial, Sabre Corporation, Nokia Corporation and Rearden Commerce	Education: ■ B.S. degree, Colorado School of Mines ■ M.B.A., Wharton School of Business, University of Pennsylvania

Key Qualifications:

Mr. Simonson’s experience as a Chief Financial Officer at three public companies provides extensive skills related to financial strategy and capital allocation, risk management, financial statement preparation, and oversight of tax, treasury and other finance-related organizations. Mr. Simonson’s CFO experiences also provide the Board with insights related to the strategic and operational challenges of leading global companies. As an experienced director, and current Audit Committee Chair at two public companies, Mr. Simonson has extensive experience with corporate governance issues and trends, as well as significant experience overseeing internal and external audit functions. Mr. Simonson’s current role as managing partner role at Specie Mesa L.L.C. provides skills associated with capital allocation and the evaluation of investment opportunities.

6

Board of Directors and Corporate Governance

Luis A. Ubiñas (Lead Director)			Independent	Director since: 2010 Age: 62
Former President, Ford Foundation; Former Senior Partner, McKinsey & Company
Board Committees: Nominating and Governance (Chair)	Other Public Company Directorships: AT&T Inc. Tanger Inc.	Other Trusteeships: Mercer Funds	Public Company Directorships in Past 5 Years: Boston Private Financial Holdings, Inc. FirstMark Horizon Acquisition Corp. (SPAC)

Background and Affiliations: ■ Former President, Ford Foundation ■ Former Senior Partner, McKinsey & Company	Education: ■ B.A. degree, Harvard College ■ M.B.A., Harvard Business School

Key Qualifications:

Mr. Ubiñas has extensive skills in business management, operations, governance, digital commerce, compensation program design and board functions from his work as an experienced board member, investor and advisor at companies across sectors. In addition, through his prior experience as a Senior Partner at McKinsey & Company, he has worked with technology, telecommunications and media companies in understanding the challenges and opportunities presented by digital distribution platforms and applications. Mr. Ubiñas’ experience as President of the Ford Foundation provides unique insight, strategic direction and oversight of our people programs and social impact efforts.

Heidi J. Ueberroth	Independent	Director since: 2017 Age: 59
President, Globicon
Board Committees: Compensation	Other Public Company Directorships: None	Public Company Directorships in Past 5 Years: Stillwater Growth Corp. (SPAC)

Background and Affiliations:

■   President, Globicon, a private investment and advisory firm focused on the media, sports, entertainment and hospitality industries, 2016–present

■   Co-Chair, Pebble Beach Company (private)

■   Former President, NBA International

■   Former President, Global Marketing Partnerships and International Business Operations, NBA

Education: ■ B.A. degree, Vanderbilt University

Key Qualifications:

Ms. Ueberroth has extensive operational and management experience in the sports, media and entertainment industries, including with respect to developing consumer products and services in international and emerging markets. During her 19-year career with the NBA, she oversaw the league’s international expansion and brings deep knowledge of television and digital media distribution, marketing and branding and strategic direction of a global company. Her active role as the co-chairman of the Pebble Beach Company and her past and present board service bring skills and experience with respect to consumer trends, the adoption of new technology, compensation program design, risk management, investor engagement, people programs and sustainability.

2025 PROXY STATEMENT     7

Board of Directors and Corporate Governance

Andrew Wilson (Chair)		Director since: 2013 Age: 50
Chief Executive Officer, Electronic Arts Inc.
Board Committees: None	Other Public Company Directorships: None	Public Company Directorships in Past 5 Years: Intel Corporation

Background and Affiliations: ■ Chief Executive Officer, Electronic Arts Inc., 2013-present ■ Chair of the Board, World Surf League (private) ■ Board of Trustees, Paley Center for Media (non-profit)

Key Qualifications:

Mr. Wilson has served as the Company’s Board Chair since 2021, Chief Executive Officer since September 2013 and has been employed by EA in several roles since 2000. Mr. Wilson’s career at the Company provides the Board with extensive skills and experiences related to consumer trends, particularly within the gaming, sports and entertainment industries, the adoption of new technology, digital commerce, risk management and human capital management. A tenured executive with previous public company board service, Mr. Wilson has significant skills related to senior leadership, executive succession planning, investor engagement and corporate governance. Mr. Wilson has extensive experience and knowledge of the Company and the industry, and the Board believes it is crucial to have the perspective of the Company’s Chief Executive Officer represented on the Board of Directors to provide direct insight into the Company’s operations and strategic vision.

8

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Consideration of Director Nominees

In evaluating director nominees to recommend to the Board of Directors, the Nominating and Governance Committee considers the characteristics and the needs of the Board of Directors as a whole at that time and complementary skills that enhance the oversight of EA’s long-term strategy. While the specific needs of the Board of Directors may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

■	The highest level of personal and professional ethics and integrity, including a commitment to EA’s on-going values;
■	Practical wisdom and mature judgment;
■	Broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest, sustainability, digital commerce or other disciplines relevant to EA’s long-term success;
■	Background and perspective, in the context of the requirements of the full Board at that point in time;
■	The ability to gain an in-depth understanding of EA’s business; and
■	A willingness to represent the best interests of all EA stockholders and objectively appraise management performance.

The Nominating and Governance Committee will evaluate candidates proposed by our stockholders under similar criteria and process, except that it also may consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. A stockholder who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to our Corporate Secretary.

Director Time Commitments

The Nominating and Governance Committee evaluates each director’s various time commitments annually. This review includes their primary occupation, service on other public company boards and board committees (including leadership positions), as well as service with private company boards and non-profit organizations. Following its review, the Nominating and Governance Committee has determined that, in its view, no director currently has time commitments that has prevented them or would prevent them from properly discharging their duties as directors on EA’s Board of Directors.

Director Independence

Our Board of Directors has determined that each of our non-employee directors qualifies as an “independent director” as that term is used in the Nasdaq Stock Market Rules and that each member of our standing committees is independent in accordance with those standards. Mr. Wilson, our CEO, does not qualify as independent. The Nasdaq Stock Market Rules have both objective tests and a subjective test for determining independence. The Board of Directors has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Nominating and Governance, Audit and Compensation Committees each satisfy requirements established by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market to qualify as “independent” for the purposes of membership on those committees.

Board Structure and Operations

Board Meetings

In fiscal year 2025, the Board of Directors met six times. At regularly scheduled meetings, the independent members of the Board of Directors meet in executive session separately without management present.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

Our directors are expected to make every effort to attend the Annual Meeting. All of the eight directors who were elected at the 2024 annual meeting attended the 2024 annual meeting.

2025 PROXY STATEMENT     9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors regularly evaluates its leadership structure and discusses Board leadership with stockholders. The Board of Directors believes that Mr. Wilson serving as Chair and Mr. Ubiñas serving as Lead Independent Director is the appropriate leadership structure for the Company. A strong and empowered Lead Independent Director provides an essential mechanism for independent viewpoints and accountability.

Andrew Wilson Chief Executive Officer and Board Chair

The Board of Directors believes that Mr. Wilson has invaluable knowledge regarding the Company and the interactive entertainment industry and is uniquely positioned to lead the Board of Directors in its review of management’s strategic plans. In addition, the Board of Directors believes that Mr. Wilson’s combined role enables decisive leadership, promotes clear accountability and enhances the Company’s ability to communicate its strategy and message clearly and consistently to stockholders, employees and other stakeholders.

With Mr. Wilson as Chief Executive Officer and Chair, the Board of Directors is focused on practices and programs that promote and facilitate independent viewpoints and strengthen effective independent oversight of management. These considerations include a strong and empowered Lead Independent Director, the current membership of the Board of Directors, which has a balanced mix of tenure and complementary experiences, skills, and perspectives that provide effective oversight of the Company’s long-term strategy. The Board of Directors also believes that its Lead Independent Director position effectively balances any potential risk of concentration of authority that may exist with a combined Chair/CEO position. The Board of Directors also maintains strong standing committees, which are entirely composed of independent directors, and have empowered Chairs.

Luis A. Ubiñas Lead Independent Director

The Board of Directors understands and values the role of independent leadership. Mr. Ubiñas has served as our Lead Independent Director since 2015, and his current two-year term ends with the Annual Meeting. Mr. Ubiñas was chosen by the independent directors to serve as Lead Independent Director for an additional two-year term, ending with our 2027 annual meeting, subject to Mr. Ubiñas’ re-election to the Board of Directors. The Board of Director’s decision to re-elect Mr. Ubiñas took into consideration his tenure, capabilities and demonstration of leadership in the boardroom, as well as willingness and ability to serve as Lead Independent Director with the understanding that the position entails significant responsibility and time commitment. Mr. Ubiñas, the Chair of our Nominating and Governance Committee, has extensive experience as a public company director and deep knowledge and understanding of governance practices and board functions from his work with companies across sectors; he also has spoken directly with several of the Company’s largest investors. Mr. Ubiñas plays an important role in providing institutional knowledge and brings the history of having experienced multiple lifecycles of our businesses. Given Mr. Ubiñas’ strong qualifications and corporate governance expertise including his experience as our Lead Independent Director, the Board believes that Mr. Ubiñas’ contributions continue to be of great value to the Board of Directors and to stockholders.

The Company maintains Lead Independent Director responsibilities that provide best-in-class mechanisms for independent viewpoints and accountability. Mr. Ubiñas’ key roles and responsibilities are contained in our Corporate Governance Guidelines which are available on our Investor Relations website at http://ir.ea.com and include:

■

Calling special meetings of the independent directors, as needed;

■

Presiding at meetings of the Board of Directors at which the Chair is not present, including executive sessions of the Board of Directors;

■

Approving the agenda for Board of Directors meetings;

■

Consulting with respect to materials provided to directors in advance and providing feedback to the Chair about the quality of those materials;

■

Serving as a liaison between the Chair and the other independent directors;

■

Along with the Chair, jointly determining the timing and length of meetings of the Board of Directors;

■

Facilitating discussion among independent directors and committee chairs and providing feedback and perspective to the Chair about discussions among the independent directors;

■

Overseeing the process for the Board of Directors’ annual self-evaluation along with the Nominating and Governance Committee;

■

Leading the Board of Directors’ evaluation of the CEO along with the Nominating and Governance Committee; and

■

Overseeing the Board of Directors’ stockholder communication policies.

10

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of these standing committees operates under a written charter adopted by the Board of Directors. These charters are available in the Investor Relations section of our website at http://ir.ea.com.

All members of these committees are independent directors. During fiscal year 2025, all eight directors attended in 86% or more of the aggregate of (1) the number of applicable meetings of the Board of Directors, and (2) the number of applicable meetings held by each committee on which such director was a member. The members of our standing committees are set forth below:

Audit Committee
Members			Meetings in FY 2025:
KOFI A. BRUCE (Chair)	JEFFREY T. HUBER	RICHARD A. SIMONSON	8

Responsibilities of the Audit Committee

■	Assists the Board of Directors in its oversight of the Company’s financial reporting and is directly responsible for the appointment, compensation and oversight of our independent auditors.
■	Establishes and maintains complaint procedures with respect to internal and external concerns regarding accounting or auditing matters.
■	Oversees tax and treasury policies and practices, as well as the Company’s internal audit function.
■	Receives quarterly updates from EA’s information security team and reviews the steps taken by management to monitor and control risks with respect to privacy and cybersecurity issues.

As determined by the Board of Directors, each of the three current Audit Committee members meets the independence requirements and the financial literacy standards of the Nasdaq Stock Market Rules, as well as the independence requirements of the SEC. The Board of Directors has determined that each of Mr. Bruce and Mr. Simonson meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee has the authority to obtain advice and assistance from outside advisors without seeking approval from the Board of Directors and the Company will provide appropriate funding for payment of compensation to advisors engaged by the Audit Committee.

Nominating and Governance Committee
Members			Meetings in FY 2025:
	LUIS A. UBIÑAS (Chair)	RACHEL A. GONZALEZ	4

Responsibilities of the Nominating and Governance Committee

■	Applies the criteria outlined in our Corporate Governance Guidelines to recommend nominees for director and committee memberships to the Board of Directors.
■	Reviews from time to time the appropriate skills, characteristics and experience required of the Board of Directors as a whole, as well as its individual members.
■	Reviews developments in corporate governance and recommends formal governance standards to the Board of Directors.
■	Oversees the CEO’s annual performance review.
■	Manages the process for emergency succession planning in the event the CEO is unable to fulfill the responsibilities of the role, and also periodically evaluates internal and external CEO candidates for succession planning purposes.
■	Oversees ESG programs, disclosures and engagement, including regarding human capital and sustainability.

The Nominating and Governance Committee currently comprises of two directors, each of whom the Board of Directors determined meets the independence requirements of the Nasdaq Stock Market Rules.

2025 PROXY STATEMENT     11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee
Members			Meetings in FY 2025:
TALBOTT ROCHE (Chair)	RACHEL A. GONZALEZ	HEIDI J. UEBERROTH	5

Responsibilities of the Compensation Committee

■	Sets the overall compensation strategy for the Company; oversees pay equity efforts.
■	Recommends the compensation of the CEO to the Board of Directors and determines the compensation of our other executive officers.
■	Oversees the Company’s bonus and equity incentive plans and other benefit plans.
■	Reviews and recommends to the Board of Directors compensation for non-employee directors and reviews.

As determined by the Board of Directors, each of the members of the Compensation Committee meets the independence requirements of the Nasdaq Stock Market Rules and the SEC rules. The Compensation Committee has the authority to engage the services of outside advisors after first conducting an independence assessment in accordance with applicable laws, regulations and exchange listing standards. During fiscal year 2025, the Compensation Committee continued to directly engage Semler Brossy Consulting Group, a national compensation consulting firm, to advise on executive compensation matters. Please refer to the section titled “The Process for Determining Our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement, for additional information regarding the role of Semler Brossy in advising the Compensation Committee on our executive compensation program. The Compensation Committee has reviewed the independence of Semler Brossy and has determined that its engagement does not raise any conflicts of interest. The Compensation Committee may also delegate any of its authority and duties to subcommittees, individual committee members or management, as it deems appropriate in accordance with applicable laws, rules and regulations.

For further information about the role of our Compensation Committee and executive officers in recommending the amount or form of executive compensation, please see “The Process for Determining our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, no member of the Compensation Committee was an employee or current or former officer of EA, nor did any member of the Compensation Committee have a relationship requiring disclosure by EA under Item 404 of Regulation S-K. No EA officer serves or has served since the beginning of fiscal year 2025 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Board of Directors or Compensation Committee is an employee or officer.

Annual Board and Committee Self-Evaluations

Our Board of Directors and each of our committees conducts an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board of Directors, as a whole, and the committee or committees on which each director serves. The evaluation is intended to determine whether the Board of Directors and each committee are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. Our Lead Independent Director, Mr. Ubiñas, oversees this evaluation along with the Nominating and Governance Committee. A summary of the results is presented to the Nominating and Governance Committee and the Board of Directors on an aggregated basis, noting any themes or common issues.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board’s Role and Responsibilities

Oversight of Business Strategy

The Board’s industry and management expertise is critical in overseeing our business strategy. In a rapidly evolving industry, our Board is an important resource for thoughtful and candid insights into strategic planning conversations, including product and service development, operational considerations, emerging industry trends, acquisitions, financial planning and organizational design.

■	The Board oversees our stockholders’ interest in the long-term strategy, the overall success of our business and financial performance. This focus is reflected in the agenda for each Board meeting. The Board reviews our long-term strategy at a dedicated meeting at least annually.
■	At the beginning of each fiscal year, the Board formally reviews and approves our annual financial plan. At each Board meeting, the Board reviews and discusses with management a set of detailed operating reports, including current financial performance versus the plan. The Board regularly engages in discussions of key business issues, including strategic developments, financial considerations, and human capital management.
■	The Board of Directors regularly receive updates on our strategy and pipeline of games and services, including the implementation of generative AI.
■	The Board critically reviews how we allocate our capital resources, including acquisition activity, significant capital investments and return of capital programs. Strategic actions and investments are reviewed and approved by the Board, or a committee, following open and engaged discussions.
■	At each Board meeting, the independent directors meet in executive session. These meetings are led by our Lead Independent Director.

2025 PROXY STATEMENT     13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Oversight of Risk Issues

Board of Directors

Our Board of Directors oversees our risk management processes and procedures, as well as material risks to our business. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that provide visibility into our key areas of material risk. These include broad strategic, operational and financial discussions, as well as more focused discussions on specific topics.

Material business risks, such as succession planning for our CEO and executive officers and risks relating to our strategy and business operations, including the implementation of generative AI, are reviewed by the full Board of Directors. The Board of Directors oversees the risks related to privacy and cybersecurity and receives periodic updates on these risks and mitigation strategies. The Audit Committee also receives quarterly updates from EA’s information security team that review the steps taken by management to monitor and mitigate these risks.

Audit Committee

■	Risks related to financial reporting, internal controls and procedures, investments, tax and treasury matters and legal compliance.
■	Oversees our enterprise risk management program, which identifies and prioritizes material risks for the Company.
■	Areas of material financial risk, as appropriate.
■	Receives quarterly cybersecurity updates from EA’s information security team.

Nominating and Governance Committee

■  Risks related to director and emergency CEO succession planning.

■  Risks related to our corporate governance policies and practices.

■  Risks related to human capital management and culture.

Compensation Committee ■ Reviews compensation-related risks. ■ Risks related to pay equity.

Each of the committees regularly reports to the full Board of Directors on matters relating to the specific areas of risk that each committee oversees.

Compensation Risk Assessment

As part of their risk oversight efforts, the Compensation Committee evaluates our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and has concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, the quality and mix of performance-based and “at risk” compensation, and, with regard to our equity incentive programs, the stock ownership requirements for our executives. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company. The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our named executive officers.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Policies

Related Persons Transactions Policy

Our Board of Directors has adopted a written Related Person Transactions Policy that describes the procedures used to process, evaluate, and, if necessary, disclose transactions between the Company and its directors, officers, director nominees, greater than 5% beneficial owners, or an immediate family member of any of the foregoing. We review any transaction or series of transactions which exceeds $120,000 in a single fiscal year and in which any related person has a direct or indirect interest, as well as any transaction for which EA’s Global Code of Conduct or Conflict of Interest Policy would require approval of the Board of Directors.

Once a transaction has been identified, the Audit Committee (if the transaction involves an executive officer) or the Nominating and Governance Committee (if the transaction involves a director) will review the transaction at the next scheduled meeting of such committee. Transactions involving our CEO will also be reviewed by our Lead Independent Director. Transactions involving employee compensation will also be submitted to the Compensation Committee for approval. If it is not practicable or desirable to wait until the next scheduled meeting, the chair of the applicable committee considers the matter and reports back to the relevant committee at the next scheduled meeting. In determining whether to approve or ratify a transaction, our committees (or the relevant chair of such committee) consider all of the relevant facts and circumstances available and transactions are approved only if they are in, or not inconsistent with, the best interests of EA and its stockholders. No member of a committee reviewing a potential related person transaction may participate in any review, consideration or approval of any transaction if the member or their immediate family member is the related person.

Related Persons Transactions

Since March 31, 2024, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Global Code of Conduct and Corporate Governance Guidelines

Our Global Code of Conduct applies to our directors, and all employees, including our principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers, as well as Corporate Governance Guidelines. These documents, along with our organizational documents and committee charters, form the framework of our corporate governance. Our Global Code of Conduct, Corporate Governance Guidelines and committee charters are available in the Investor Relations section of our website at http://ir.ea.com. We post amendments to, or waivers from our Global Code of Conduct in the Investor Relations section of our website.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board of Directors as a whole, with a committee of the Board of Directors, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. Our Corporate Secretary will forward to the Board of Directors all communications that are appropriate for the Board of Directors’ consideration. For further information regarding the submission of stockholder communications, please visit the Investor Relations section of our website at http://ir.ea.com.

2025 PROXY STATEMENT     15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

Our Compensation Committee is responsible for reviewing and recommending to our Board of Directors the compensation paid to our non-employee directors. Their review occurs at least once every two years, with the last review occurring in February 2025, in consultation with our independent compensation consultant Semler Brossy. Non-employee directors are paid a mix of cash and equity compensation consisting of (1) an annual board retainer, (2) committee, committee chair, and lead director fees, as applicable, and (3) an annual equity award, as described below.

Fees Earned in Cash

The table below reflects the annualized components of fees earned in cash for non-employee directors for fiscal year 2025. For more information regarding the specific compensation received by each non-employee director during fiscal year 2025, see the “Fiscal Year 2025 Director Compensation Table” table below.

Annual Board Retainer	Amount ($)
Annual Board Retainer	60,000

Committee Fees	Amount ($)
Service on the Audit Committee	15,000
Service on the Compensation Committee	12,500
Service on the Nominating and Governance Committee	10,000

Lead Director and Committee Chair Fees	Amount ($)
Lead Director	50,000
Chair of the Audit Committee	15,000
Chair of the Compensation Committee	12,500
Chair of the Nominating and Governance Committee	10,000

Under the terms of our equity incentive plan, non-employee directors may elect to receive all or part of their fees in the form of EA common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive vested shares of common stock valued at 110% of the cash compensation they otherwise would have received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the grant date, which is the first trading day of each quarter of the Board year. Ms. Gonzalez, Mr. Huber, Ms. Roche, Mr. Simonson, and Ms. Ueberroth received all or part of their fees in the form of our common stock during fiscal year 2025.

Equity Compensation

In fiscal year 2025, non-employee directors also received an annual equity award of restricted stock units (“RSUs”) with a grant date fair value of approximately $260,000. These RSUs were granted upon election or re-election to the Board of Directors at our 2024 annual meeting. RSUs vest in full on the first anniversary of the grant date (or, if earlier, the date of the next annual meeting of stockholders following the grant date), subject to the non-employee director’s continuous service as a member of the Board of Directors through such date. For any director who may have previously elected to defer settlement of RSUs, the receipt of shares underlying vested RSUs may be deferred until the fifth or tenth anniversary of the original vesting date or the date the director terminates service with the Company.

Other Benefits

Non-employee directors who are not receiving such benefits with any employer may purchase certain EA health, dental and vision insurance while serving as a director. Participating directors pay 100% of their own insurance premiums. In addition, we offer non-employee directors the opportunity to receive cybersecurity services to protect their privacy, home networks and personal devices, where they may conduct EA business. The Company is charged an annual fee per participating director, which was less than $4,000 per person in fiscal year 2025.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Fiscal Year 2025 Director Compensation Table

The following table shows compensation information for each of our non-employee directors during fiscal year 2025. Mr. Wilson, our CEO, does not receive any compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Kofi A. Bruce	90,000	259,857	—	349,857
Rachel Gonzalez	82,500	259,857	8,320	350,677
Jeffrey T. Huber	75,000	259,857	7,485	342,342
Talbott Roche	85,000	259,857	8,554	353,411
Richard A. Simonson	75,000	259,857	7,513	342,370
Luis A. Ubiñas	130,000	259,857	—	389,857
Heidi Ueberroth	72,500	259,857	7,251	339,608
(1)	As discussed above, non-employee directors may elect to receive all or part of their fees in the form of EA common stock. See footnote 3 for additional information regarding the number of shares received in lieu of cash compensation by those non-employee directors who made such an election.
(2)	Represents the aggregate grant date fair value of the annual RSU award granted to the non-employee directors and is calculated based on a closing price of $148.83 per share for our common stock on the August 2, 2024 grant date. Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718. For additional information regarding the valuation methodology for RSUs, see Note15 “Stock-Based Compensation, Employee Benefit Plans and Stock Repurchase Program,” to the Consolidated Financial Statements in our Annual Report. As of March 29, 2025 (the last day of fiscal year 2025), each of our current non-employee directors held 1,746 unvested RSUs.
(3)	Non-employee directors may elect to receive all or part of their fees in the form of EA common stock, and directors making such an election receive common stock valued at 110% of the cash compensation they would have otherwise received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the grant date. The values in this column represent the premium received for shares in lieu of compensation. These grants are made on a quarterly basis on a predetermined date aligned with the month in which the Board generally holds regular quarterly meetings.

2025 PROXY STATEMENT     17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The table below sets forth information on the shares received upon immediate exercise of the option(s) granted to directors who elected to receive all or part of their fees in the form of EA common stock during fiscal year 2025.

Name	Grant Date	Exercise Price ($)	Shares Subject to Immediately Exercised Stock Option Grants	Grant Date Fair Value ($)
Rachel Gonzalez	5/1/2024	128.18	177	22,688
	8/1/2024	148.40	153	22,705
	11/1/2024	151.26	150	22,689
	2/3/2025	122.91	185	22,738
				90,820
Jeffrey T. Huber	5/1/2024	128.18	161	20,637
	8/1/2024	148.40	139	20,628
	11/1/2024	151.26	136	20,571
	2/3/2025	122.91	168	20,649
				82,485
Talbott Roche	5/1/2024	128.18	183	23,457
	8/1/2024	148.40	157	23,299
	11/1/2024	151.26	155	23,445
	2/3/2025	122.91	190	23,353
				93,554
Richard A. Simonson	5/1/2024	128.18	161	20,637
	8/1/2024	148.40	139	20,628
	11/1/2024	151.26	137	20,723
	2/3/2025	122.91	167	20,526
				82,514
Heidi Ueberroth	5/1/2024	128.18	155	19,868
	8/1/2024	148.40	135	20,034
	11/1/2024	151.26	131	19,815
	2/3/2025	122.91	163	20,034
				79,751

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Compensation Discussion & Analysis

For fiscal year 2025, EA’s named executive officers (“NEOs”) were:

Andrew Wilson, Chief Executive Officer

Stuart Canfield, Chief Financial Officer

Laura Miele, President of EA Entertainment & Central Development

Mala Singh, Chief People Officer

Jake Schatz, EVP of Global Affairs & Chief Legal Officer

Executive Summary

Fiscal Year 2025 Financial & Strategic Performance

During fiscal year 2025, we delivered high-quality games that entertained and connected hundreds of millions of people around the world. Our American Football franchise exceeded expectations and reached over $1 billion in net bookings in fiscal year 2025. We reignited momentum in EA SPORTS FC by implementing the biggest live service update launched in FC, which contributed to net bookings that came in well above expectations for our fiscal fourth quarter and double-digit growth in player engagement. We also continued our strong track-record of returning capital to stockholders, executing a $1 billion accelerated stock repurchase program, in addition to our regular stock repurchase activity and quarterly dividends. In total, we returned $2.7 billion to stockholders during the fiscal year. Our teams remain focused on delivering for our players, refining our portfolio to deliver sustainable growth and amplifying the power of AI to unlock new possibilities for the future of interactive entertainment.

Our executive compensation program is designed to reward our NEOs for the achievement of Company-wide financial, operating and strategic objectives, and the creation of long-term stockholder value. These measures formed the basis of executive compensation decisions made by the Compensation Committee of the Board of Directors in fiscal year 2025. Performance highlights for the year include:

■	$7.463B Total net revenue
■	$7.355B net bookings
■	Live services and other $5.461B net revenue
■	$1.121B net income and diluted earnings per share of $4.25
■	$2.079B Operating Cash Flow

2025 PROXY STATEMENT     19

COMPENSATION DISCUSSION & ANALYSIS

■	Returned $2.7B to stockholders through a repurchase of 17.6 million shares and quarterly cash dividends
■	Launched EA SPORTS College Football 25, which was the #1-selling sports video game in the U.S. during fiscal year 2025, both by revenue and units sold
■	American Football’s massive online community surpassed $1B in net bookings for the fiscal year
■	Executed on our Investor Day event at which we shared our long-term growth strategy and provided an in-depth look at the initiatives driving our strategy
■	Leading up to the filing of this 2025 Proxy Statement, offered meetings to stockholders collectively holding approximately 64% of our outstanding stock to understand their views on compensation, governance and other matters. We engaged with every stockholder who accepted, totaling approximately 36% of our outstanding stock

Compensation Philosophy and Objectives

As a global leader in digital interactive entertainment, we believe that the skills, expertise and experience of our employees, including our NEOs, are the critical factors that contribute to our overall performance and enhance stockholder value. To drive continued successful operational and financial performance, we must attract, motivate, reward and retain top executive talent. The Board of Directors and the Compensation Committee strive to make executive compensation decisions that follow a competitive pay-for-performance compensation philosophy that is in the long-term best interests of our stockholders. Accordingly, our executive compensation program is designed to:

■	Provide highly competitive compensation to attract and retain top executive talent;
■	Create direct alignment with our stockholders by providing equity ownership in the Company;
■	Align pay and performance by creating incentives tied to our business results;
■	Reward and motivate strong individual performance and leadership; and
■	Avoid undue compensation-related risk.

20

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Decision-Making Approach

The Board of Directors and the Compensation Committee believe that executive compensation should be evaluated holistically. They consider a variety of factors to guide their compensation decision-making process for our NEOs. These include an evaluation of market trends and the competitive landscape for executive talent, which includes a review of the market practices of our peer group and other companies with which we compete for talent. By using such comparative market data, we are able to assess the appropriateness and reasonableness of compensation levels and mix in order to ensure that our program aligns pay with performance, fairly rewards our executives and provides adequate retention and incentive value. In addition, in determining executive compensation, the Board of Directors and Compensation Committee also consider corporate performance, internal compensation alignment and factors unique to each NEO, such as individual performance, scope and complexity of the role, experience and tenure.

Compensation and Governance Practices

The Compensation Committee regularly reviews our executive compensation program to ensure that we maintain strong governance standards in our executive compensation program. Below is a summary of our key compensation and governance practices.

What We Do	What We Don’t Do

Structure executive compensation to link pay and performance

Provide a high percentage of variable, at-risk pay; approximately 96% of our CEO’s and 93% of our other NEOs’ compensation is variable and at-risk

Cap performance-based annual bonus and long-term equity incentive payouts for NEOs

Prohibit arrangements providing cash severance benefits that exceed 2.99 times the sum of base salary plus target bonus opportunity

Require our executives to satisfy robust stock holding requirements

Conduct regular stockholder outreach

Perform an annual risk assessment of our executive compensation program

Evaluate our compensation peer group at least annually

Engage an independent compensation consultant to advise the Compensation Committee

Conduct formal executive succession planning

Maintain a clawback policy conforming to Dodd-Frank Act rules; maintain time- and performance-based equity award agreements requiring forfeiture and potential recoupment in the event of grantee misconduct leading to a financial restatement

No “single-trigger” change in control arrangements

No excise tax gross-ups upon a change in control

No executive employment contracts (other than as required by local jurisdictions)

No repricing of options without stockholder approval

No hedging or pledging of EA stock

No payment of dividends or dividend equivalents on unearned or unvested equity awards

2025 PROXY STATEMENT     21

COMPENSATION DISCUSSION & ANALYSIS

Overview of Fiscal Year 2025 Compensation Elements

The primary elements of the executive compensation program for our NEOs for fiscal year 2025 are set forth in the table below. For more information on the features of these elements, see “Our NEOs’ Fiscal Year 2025 Compensation—Our Elements of Pay” below.

	Form	Timeframe	Performance Metrics	Key Purpose
Base Salary	Cash (Fixed)	N/A	N/A	Serves as a fixed cash component that is market competitive for the role to attract and retain high-performing executives.
Annual Bonus Program	Cash (Variable)	One-year	■ Non-GAAP net revenue ■ Non-GAAP diluted earnings per share (“EPS”) ■ Strategic business and operating objectives ■ Individual achievements	Designed to motivate achievement of challenging annual performance goals that are important to our long-term growth.
Long-Term Equity Incentive Awards	Performance-Based Restricted Stock Units (PRSUs)	Three-years*	■ Net bookings ■ Non-GAAP operating income ■ Relative total stockholder return (“TSR”) ■ Absolute TSR	Designed to be a meaningful incentive focused on advancing the multi-year objectives of our long-term growth strategy, rewarding performance that drives and creates long-term stockholder value and promotes retention.
	Time-Based Restricted Stock Units (RSUs)	35-month vesting schedule	N/A	Promotes stock price appreciation, executive retention and stock ownership.

*	Net bookings and non-GAAP operating income measured annually; relative TSR and absolute TSR measured over three years. Awards are paid out at the end of the full three-year period.

Stockholder Engagement

EA has a longstanding year-round stockholder outreach program, with formal engagement efforts occurring in both the spring and summer.

JUNE – AUGUST Ahead of our annual meeting, we seek to engage with investors to answer questions and understand their views on matters relating to our annual Proxy Statement	SEPTEMBER - FEBRUARY Review stockholder votes at our most recent annual meeting, identify potential follow-up areas and evaluate our governance and executive compensation practices

APRIL - MAY Review feedback from off-season engagement and consider any enhancements to our executive compensation program, governance structure and ESG programs	MARCH - MAY Conduct meetings with stockholders and proxy advisors to consider any issues raised and to solicit feedback on governance, executive compensation and other topics of interest
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COMPENSATION DISCUSSION & ANALYSIS

Stockholder Engagement in Fiscal Year 2025

As in prior years, we reached out to our stockholders to offer meetings in Spring 2025, contacting a total of 24 stockholders collectively holding approximately 64% of our outstanding stock. We held engagement meetings with every stockholder who accepted, totaling approximately 36% of our outstanding stock. The Chair of our Compensation Committee participated in select discussions.

During these meetings, we reviewed the compensation program changes implemented for fiscal year 2025 and how they relate to our efforts to effectively incentivize and retain our executive leadership as we continue to transform our business. These had first been shared with stockholders in Spring of 2024 prior to being approved and were disclosed in last year’s Proxy Statement. Furthermore, based on each stockholder’s priorities, we also discussed topics such as governance, artificial intelligence and sustainability-related matters.

Compensation Program Aligned with Strategy and Informed by Stockholder Feedback

We value the input of our stockholders. Feedback from our stockholders has and continues to be incorporated into our Compensation Committee’s deliberation process. The evolution of our compensation program over the past several years has been informed by such stockholder feedback, including those changes for fiscal year 2025 that were shared during the Spring 2024 stockholder engagement meetings and disclosed in our 2024 Proxy Statement. Key changes have included:

No Special Equity Awards	No granting of any special equity awards to NEOs through at least the end of fiscal year 2026
Annual Bonus Program

■

Increased the financial performance weighting for annual bonuses to 70% for our CEO and to 60% for each of our CFO and our President of EA Entertainment & Central Development

■

Implemented an enterprise-level scorecard with weightings for the strategic and operating objectives

■

Included talent and sustainability-related metrics in the enterprise-level scorecard

■

Starting with fiscal year 2025: CEO target bonus opportunity increased from 200% to 250% (of base salary) to drive greater Company performance and address competitive market dynamics; the CEO’s target bonus was last increased in fiscal year 2019

PRSU Program

■

Added net bookings and non-GAAP operating income financial performance metrics, in addition to the relative TSR metric

■

Applied three-year cliff vesting on these performance-based awards

■

Increased the threshold goal and adjusted the relative TSR payout scale to be more rigorous

■

Determined that each of our CEO, CFO and President of EA Entertainment & Central Development would be granted annual equity awards consisting of at least 60% PRSUs

■

Eliminated the lookback feature from the relative TSR component of legacy PRSUs

■

Starting with fiscal year 2025: transitioned the relative TSR comparison group from the Nasdaq-100 to the S&P 500

■

Starting with fiscal year 2025: introduced an absolute TSR metric measured over a full three-year performance period, with achievement of meaningful hurdles required for payout. Incorporating the absolute TSR metric into the PRSU program further enhances stockholder alignment and only provides value if stretch absolute stockholder return goals are achieved, aligned with the multi-year objectives of our growth strategy

Severance/Termination Pay	Adopted a cash severance policy for our executive officers, prohibiting the company from entering into any arrangement that provides cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus opportunity without seeking stockholder ratification
Stock Ownership	Increased stock ownership guidelines, including from 5x to 10x salary for CEO

2025 PROXY STATEMENT     23

COMPENSATION DISCUSSION & ANALYSIS

2024 Say-on-Pay Vote

At our 2024 Annual Meeting, our advisory say-on-pay proposal received the support of 87% of the votes cast. The Board of Directors and Compensation Committee believe that this favorable result affirms stockholder support for our executive compensation program and philosophy. The Compensation Committee considers this result, among other factors, when implementing any changes to our executive compensation program.

Process for Determining Our NEOs’ Compensation

Our Compensation Committee, which consists solely of independent directors, is responsible for establishing and reviewing the overall compensation program for our NEOs. They are advised by their independent compensation consultant, Semler Brossy. The Compensation Committee may also request input from our CEO or our Chief People Officer (CPO). The roles of the parties involved in deciding NEO compensation are set forth below.

Participant	Role in the Executive Compensation Determination Process
Board of Directors	Each May, the Board of Directors approves the target total direct compensation for our CEO, in consultation with the Compensation Committee, who has been advised by Semler Brossy.
Compensation Committee

■

Each May, the Compensation Committee:

■

establishes the performance metrics, targets and other terms under our Annual Bonus Program

■

establishes the performance metrics, targets and other terms under our PRSU Program

■

approves the target total direct compensation for our NEOs (other than our CEO) after receiving input, at the Compensation Committee’s request, from our CEO, our CPO and Semler Brossy

■

reviews, approves and recommends to the Board of Directors, the CEO’s pay

■

Once the fiscal year closes, the Compensation Committee (typically in May) will also approve final funding of the bonus pool under our Annual Bonus Program and will certify performance of applicable metrics for outstanding awards under our PRSU Program.

■

The Compensation Committee meets regularly throughout the year, with management and in closed session, in order to consider our executive compensation program and ensure its design and components remain competitive, to review the Company’s performance to date against performance goals under our incentive programs and to take actions on any compensation plans or policies in its remit.

Independent Compensation Consultant

■

Semler Brossy advises on our executive compensation program and advises on changes to our compensation program and other executive compensation-related developments and trends, including by conducting a comprehensive analysis of our executive compensation program using publicly available information on peer companies to compare each element of our executive compensation program.

■

The Compensation Committee has reviewed the independence of Semler Brossy, which provides no services to the Company other than described above, and determined that Semler Brossy’s engagement did not raise any conflicts of interest.

■

Semler Brossy generally attends all meetings and attended all of the meetings held in fiscal year 2025.

Management

■

At the beginning of each fiscal year, our CEO and CPO review the performance of our other NEOs for the prior fiscal year and make recommendations to the Compensation Committee regarding the annual base salary, bonus targets and annual equity awards for our NEOs (other than with respect to themselves).

■

Our CEO and CPO assist the Compensation Committee by providing information on corporate and individual performance, market compensation data and practices and other executive compensation matters.

24

COMPENSATION DISCUSSION & ANALYSIS

Compensation Peer Group

Each year, the Compensation Committee, with the independent compensation consultant’s advice and input, reviews and selects a group of peer companies to use as a reference to better understand the competitive market for executive talent in our industry. As part of this process, the Compensation Committee engages in a quantitative and qualitative assessment to identify companies that are similar to us, based on a combination of factors including: size; revenue and market capitalization; business fit; whether they are in relevant industry pillars or are companies with which we compete for executive talent; and other relevant factors, including the number of current peer companies that identify EA as a peer. Where some companies may not be similar in size to us based on quantitative factors, they still may be included in our peer group based on the qualitative factors described above.

For fiscal year 2025, the Compensation Committee approved a peer group of 17 companies based on the factors listed above, which remained unchanged from fiscal year 2024.

Gaming	Consumer-Oriented Technology / Software		Media / Entertainment
Take-Two Interactive Software, Inc.	Airbnb, Inc.	Intuit Inc.	IAC Inc.
	Autodesk, Inc.	ServiceNow, Inc.	Netflix, Inc.
	Block, Inc.	Synopsys, Inc.	Sirius XM Holdings, Inc.
	Booking Holdings Inc.	VMware, Inc.	Snap Inc.
	eBay, Inc.	Workday, Inc.	Warner Bros. Discovery, Inc.
Expedia Group, Inc.

Looking ahead to fiscal year 2026:

For fiscal year 2026, the Compensation Committee, in consultation with its independent compensation consultant, reviewed the factors detailed above to validate current peer companies and identify the appropriate peer group for that year.

In connection with such review, the Compensation Committee approved a peer group for fiscal year 2026 consisting of the same companies as the fiscal year 2025 peer group, except that VMware, Inc. will be removed as a result of its acquisition by Broadcom Inc. which occurred on November 22, 2023.

Comparative Market Data

As part of its decision-making process, the Board of Directors and the Compensation Committee review peer group data when assessing the appropriateness and reasonableness of compensation levels and mix. Accordingly, in considering whether to make any changes to our executive compensation program, peer group data is used to determine if our compensation program aligns pay with performance, fairly rewards our executives for individual performance and contributions to our corporate performance and provides adequate retention and incentive value. The independent compensation consultant conducts a comprehensive analysis of our executive compensation program using publicly available compensation information on our peer group. The analysis includes a comparison of the base salary, target total cash compensation, target long-term incentives and target total direct compensation of each of our NEOs against executives holding similar positions in our peer group. The Compensation Committee and the Board of Directors use the peer group data provided by the independent compensation consultant as a reference rather than as a strict guide for compensation decisions and retain flexibility in determining NEO compensation.

2025 PROXY STATEMENT     25

COMPENSATION DISCUSSION & ANALYSIS

Our NEOs’ Fiscal Year 2025 Compensation

Target Total Direct Compensation for Fiscal Year 2025

Our executive compensation program is designed to motivate and reward performance against our financial and strategic priorities. More specifically, this approach rewards the achievement of Company-wide financial and business objectives, individual performance and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business. The Compensation Committee believes that the target total direct compensation for each NEO should be consistent with market practices, allow us to attract and retain high caliber executive talent and reflect each NEO’s individual experience, responsibilities and performance.

In the fiscal year 2025 program, 96% of our CEO’s target total direct compensation opportunity and 92% of the average of our other NEOs’ target total direct compensation opportunity were at-risk, in the form of an annual performance bonus and long-term equity awards, comprising PRSUs and RSUs, as set forth below.

CEO	NEOs (Excluding CEO)

Implemented in Fiscal Year 2025

The following changes for fiscal year 2025 were approved in May 2024, against the backdrop of the Company’s performance, business plan and strategic expectations at the time, as well as competitive market dynamics. More information about each of these changes appear throughout this Compensation Discussion & Analysis and are summarized at a high level below.

Adjustments to Pay Levels

Following a comprehensive review and analysis of Mr. Wilson’s overall compensation structure and opportunity by the Compensation Committee in consultation with Semler Brossy, the Compensation Committee recommended that the Board of Directors approve an increase to Mr. Wilson’s target bonus opportunity (last increased in fiscal year 2019) and target long-term incentive opportunity as compared to the prior year. This recommendation was made by the Compensation Committee taking into account peer group CEO data, competitive market dynamics, retention, and individual performance and expectations. The increase to Mr. Wilson’s overall compensation opportunity is heavily weighted toward variable, at-risk compensation, including long-term equity awards which require the achievement of stretch performance goals and stockholder returns for value to be realized.

Mr. Canfield’s base salary and equity incentive opportunity were increased from the prior year to be more in line with peer group practices following a benchmarking analysis in consultation with Semler Brossy. These elements had previously been established in connection with his appointment as Chief Financial Officer effective June 20, 2023, and reflected Mr. Canfield’s first year in the role with the expectation that they would be adjusted in line with peer group CFO data in subsequent years subject to performance assessments.

26

COMPENSATION DISCUSSION & ANALYSIS

Adjustments to Long-Term Incentive Design

As previously shared during the Spring 2024 stockholder engagement meetings and disclosed in our 2024 Proxy Statement, certain changes were made to our PRSU program applicable to our NEOs starting in fiscal year 2025. The Relative TSR peer group under our PRSU program was transitioned from the Nasdaq-100 to the S&P 500 in light of recent industry consolidation and the limited number of public gaming companies of our size. In addition, we introduced an absolute TSR metric to complement the financial and relative TSR performance metrics and further enhance stockholder alignment. The absolute TSR metric will be measured over a full three-year performance period, requires achievement of stretch stockholder return goals before any value is realized, and is structured as a modifier to the target underlying PRSU award for each NEO (though for accounting purposes, it is required to be disclosed as a separate grant in the compensation tables of this Proxy Statement). The absolute TSR metric was approved by the Compensation Committee taking into account market practices, the Company’s historical performance and historical market performance with input and analysis from Semler Brossy.

Our Elements of Pay

The Compensation Committee believes that the target total direct compensation for each NEO should be consistent with market practices for executive talent, allow us to attract and retain the highest caliber of executive talent in our industry and reflect each NEO’s individual experience, responsibilities and performance. As indicated above, there are three main elements of NEO compensation: (1) annual base salary, (2) annual performance bonuses and (3) long-term equity incentive awards.

Base Salary

Key features

■

The following factors are considered when determining NEO salaries: individual performance; the market for similar positions, including the pay practices for comparable positions at the companies in our peer group; level of responsibilities; complexity of role; experience; and internal compensation alignment.

In May 2024, as part of its annual compensation review, the Compensation Committee—or the Board of Directors, in the case of Mr. Wilson—considered the above factors and approved the fiscal year 2025 base salaries below. The Board of Directors determined there would be no base salary increase for Mr. Wilson, and the Compensation Committee approved increases for certain other NEOs after consideration of their respective contributions, competitive market positioning, internal equity and alignment with company-wide base salary merit increases. Mr. Canfield’s prior salary (for fiscal year 2024) was established in connection with his appointment as Chief Financial Officer effective June 20, 2023, and reflected Mr. Canfield’s first year in the role with the expectation that it would be adjusted in line with peer group CFO data in subsequent years subject to performance assessments. Accordingly, following a benchmarking analysis conducted by Semler Brossy, Mr. Canfield’s fiscal year 2025 base salary was increased to be more in line with peer group practices.

	Base Salary for Fiscal Year 2025 ($)	% Increase from Fiscal Year 2024
Mr. Wilson	1,300,000	0%
Mr. Canfield	700,000	12%
Ms. Miele	825,000	0%
Ms. Singh	650,000	1.56%
Mr. Schatz	650,000	1.56%

2025 PROXY STATEMENT     27

COMPENSATION DISCUSSION & ANALYSIS

Annual Performance Cash Bonus Awards

Key features

■	Payouts based on:
	■	Company performance, which is comprised of both financial (non-GAAP net revenue and non-GAAP diluted EPS) and business performance subcomponents, in order to balance our annual financial performance with our execution against strategic and operating objectives; and
	■	Individual performance.

■	Within the company performance component, each subcomponent is weighted as follows:
	■	Mr. Wilson: 70% financial performance and 30% business performance;
	■	Mr. Canfield and Ms. Miele: 60% financial performance and 40% business performance; and
	■	Ms. Singh and Mr. Schatz: 50% financial performance and 50% business performance.

Our NEOs participate in the Executive Bonus Plan for our Section 16 officers, which operates in conjunction with the EA Bonus Plan, our Company-wide bonus plan. The formula for calculating each payout under the annual bonus program for our NEOs is as follows:

BASE SALARY		TARGET BONUS PERCENTAGE (% OF BASE SALARY)		COMPANY PERFORMANCE (COMPANY BONUS POOL FUNDING)			INDIVIDUAL
	X		X	70-50% Company Financial Performance	30-50% Company Business Performance	X	PERFORMANCE MODIFIER (IPM)	=	NEO BONUS PAYOUT

Process to Determine Performance Annual Performance Bonus

In May of each fiscal year, the Compensation Committee determines the Executive Bonus Plan participants, performance period and performance measures and goals. All NEOs at the time were selected to participate in the Executive Bonus Plan for fiscal year 2025.

Approve target bonus percentages and maximum award amounts	Set performance goals	Determine Company bonus pool funding	Conduct individual performance assessments and determine individual performance modifiers

Approve Target Bonus Percentages and Maximum Award Amounts

APPROVE TARGET BONUS PERCENTAGES

Each fiscal year, the Compensation Committee—or the Board of Directors, in the case of Mr. Wilson—sets the amount of the target annual bonus as a percentage of each NEO’s base salary (“target bonus”) and approved fiscal year 2025 target bonus opportunities as set forth below.

As previewed in last year’s Proxy Statement, following a comprehensive review and analysis of his compensation package against our peer group by the Compensation Committee in consultation with its independent compensation consultant, the Board of Directors approved the target bonus opportunity increase for Mr. Wilson identified in the table below. This change is intended to drive greater company performance and address competitive market dynamics, in the form of variable at-risk pay to ensure alignment with stockholders. Mr. Wilson’s target bonus opportunity was last increased in fiscal year 2019. Based on its annual compensation review in coordination with its independent compensation consultant, the Compensation Committee determined there would be no target bonus opportunity increases for our other NEOs.

28

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2025 Target Bonus Percentages

	Bonus Eligible Salary for Fiscal Year 2025 ($)	Target Bonus Opportunity for Fiscal Year 2025	% Increase from Fiscal Year 2024
Mr. Wilson	1,300,000	250%	25%
Mr. Canfield	700,000	100%	0%
Ms. Miele	825,000	125%	0%
Ms. Singh	650,000	100%	0%
Mr. Schatz	650,000	100%	0%

MAXIMUM AWARD AMOUNTS

Our Compensation Committee believes that annual bonus awards should be capped to ensure that we maintain strong governance standards in our executive compensation program and to mitigate incentives for undue risk taking. Under our Executive Bonus Plan, bonuses for our NEOs are capped at two times the target bonus opportunity for each NEO.

In addition, our CEO receives no bonus payout if our net income is less than 80% of our fiscal year 2025 financial plan.

Set Performance Goals

Each NEO’s annual performance bonus is tied to Company financial performance and business performance, as described below. These goals are set forth in our financial and strategic plan for fiscal year 2025 that our Board of Directors and Compensation Committee reviewed with management in April 2024 and approved in May 2024. The financial performance weighting of the Company bonus pool funding formula for Mr. Wilson, Mr. Canfield and Ms. Miele are 70%, 60% and 60%, respectively. The Compensation Committee believes that this mixed funding formula is appropriate because it balances our annual financial performance with our execution against strategic and operating objectives, which are critical drivers of our long-term success.

COMPANY FINANCIAL PERFORMANCE

For the financial performance component of our fiscal year 2025 Company bonus pool funding, the Compensation Committee approved the following two equally weighted Company financial performance metrics: non-GAAP net revenue and non-GAAP diluted earnings per share. The Compensation Committee considered a number of factors in approving these metrics and related targets, and it believes that these objective financial measures serve as clear goals for management to drive top-line growth and profitability with responsible cost management. A threshold level of performance must be met for each of the relevant metrics to fund that component of the bonus pool.

For more information regarding our use of non-GAAP financial measures for our compensation programs, please refer to “About Non-GAAP Financial Measures” in Appendix A.

Fiscal Year 2025 Targets

The fiscal year 2025 non-GAAP net revenue and non-GAAP diluted earnings per share bonus funding targets were each set higher than our fiscal year 2024 targets and actual performance in fiscal year 2024, as follows: non-GAAP net revenue of $7.550 billion and non-GAAP diluted earnings per share of $8.48, weighted equally. Bonus pool funding under our Executive Bonus Plan is tied to our achievement of threshold, target and maximum levels of performance for the relevant metric, with no funding if the threshold levels of performance are not achieved.

When making compensation decisions for our NEOs, we use non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team against non-GAAP targets. These measures adjust for certain items that may not be indicative of the Company’s core business, operating results, or future outlook.

COMPANY BUSINESS PERFORMANCE

For the Company business performance component of our bonus pool funding, the Compensation Committee assesses performance against the Company’s business and strategic priorities and objectives that were previously established for the fiscal year and approved by our Board of Directors. We implemented an enterprise-level scorecard for the business and strategic performance objectives that drive funding of the Company bonus pool. For fiscal year 2025, the scorecard measures our performance against specific goals for seven weighted key strategic objectives established for the fiscal year. The Compensation Committee reviews Company attainment against these goals and objectives periodically during the fiscal year. The specific objectives for fiscal year 2025 are outlined in the table further below.

2025 PROXY STATEMENT     29

COMPENSATION DISCUSSION & ANALYSIS

Determine Company Bonus Pool Funding

In May 2025, the Compensation Committee approved a bonus pool funding percentage of 91.7%, as compared to 106.1% in the prior year. This funding percentage was based on equally weighted funding percentages of 88.5% for Company financial performance and 95% for Company business performance, as indicated below. Separately, based on the respective weightings noted above, the company bonus funding was as follows: Mr. Wilson: 90.4% and each of Mr. Canfield and Ms. Miele: 91.1%. For each of Ms. Singh and Mr. Schatz, the bonus funding percentage was the same as for the company pool funding: 91.7%.

COMPANY FINANCIAL PERFORMANCE

For purposes of measuring attainment against our fiscal year 2025 financial targets for bonus funding under the Executive Bonus Plan, our non-GAAP net revenue was $7.355 billion and our non-GAAP diluted earnings per share was $7.83. Based on our attainment against these targets, the Compensation Committee approved a combined funding percentage of 88.5% of target for the Company financial performance component with respect to our NEOs.

	Threshold	Target	Maximum

Non-GAAP Net Revenue (50%) (in billions)
Non-GAAP Diluted EPS (50%)
Funding Percentage(1)

(1)	The funding percentage for achievement between the percentages designated above is interpolated on a straight-line basis.

Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.

30

COMPENSATION DISCUSSION & ANALYSIS

COMPANY BUSINESS PERFORMANCE

For fiscal year 2025, the Compensation Committee approved a funding percentage of 95% for the business performance component, based on its evaluation of our achievements against the pre-determined strategic and operating objectives highlighted below.

	Business Objectives	Key Measures	Key Highlights and Results
10%	Business Resilience Effectively manage the company’s business resilience in an unpredictable external environment	■ Successfully navigate an organizational transformation to capitalize on growth opportunities	■ Achieved by completing technology team reorganization, executing a well-received Investor Day and undertaking $1 billion accelerated stock buyback
		■ Manage external challenges to advance key business objectives	■ Achieved by navigating regulatory landscape and labor considerations in order to advance business strategies
10%	Artificial Intelligence Build out and execute against a GenAI strategy that centers around efficiency, expansion and transformation	■ Advance taskforce on strategy and goals and adopt governance structure; and identify multi-year success metrics	■ Achieved via taskforce that prioritized focus areas/goals and by adopting a governance structure to support go-forward initiatives, as well as by identifying success metrics
		■ Define plan including multi-year roadmap with key milestones and deliverables; meet FY25 deliverables	■ Substantially completed applicable milestones, with all delivered in FY25 and one to be delivered in early FY26
10%	Talent Attract and retain the talent we need to power the future of entertainment	■ Employee satisfaction score at or above designated level	■ Exceeded goal by 4 points based on results of employee survey data
		■ Critical talent retention at or above designated level	■ Exceeded goal by 10% in part through ongoing efforts to retain top talent
		■ Goals related to supporting a global workforce	■ Substantially achieved, maintained high employee sentiment
10%	Sustainability Progress our environmental sustainability efforts	■ Progress on carbon neutral goal by expanding beyond North America	■ Achieved carbon neutrality for North American and European operations
		■ Improving Scope 3 emissions measurement capabilities, including downstream categories	■ Achieved by completing methodologies and data collection practices for three downstream categories
		■ Engage certain percentage of our suppliers with respect to sustainability efforts	■ Achieved by successfully engaging with the specified percentage of suppliers on efforts to reduce climate value chain impact
30%

Building games and experiences that entertain massive online communities

Deliver respective milestones under the multi-year franchise plans for each of Battlefield, The Sims, Apex, FC and the American Football ecosystem

		■ Execute on fiscal year metrics under the Battlefield franchise plan	■ Achieved enumerated milestones
		■ Execute on fiscal year metrics under The Sims franchise plan	■ Exceeded financial goal and achieved all other enumerated milestones
		■ Execute on fiscal year metrics under the Apex franchise plan	■ Performance fell below expectations for fiscal year
		■ Meet target on FC users; execute FC25 launches; and deliver on key product milestones on upcoming FC project	■ Exceeded goal on FC users; achieved all FC25 launches, as well as took actions in Q4 to address Q3 live services challenges; and achieved key deliverables on upcoming project
		■ Meet target on American Football ecosystem users; and deliver on key product milestones on upcoming American Football project	■ Exceeded goal on American Football ecosystem users; and substantially achieved on milestones for upcoming project with remainder to be delivered in FY26

2025 PROXY STATEMENT     31

COMPENSATION DISCUSSION & ANALYSIS

	Business Objectives	Key Measures	Key Highlights and Results
20%	Creating blockbuster interactive storytelling Execute on our long-term plan to deliver blockbuster action releases from FY25 and beyond	■ Metrics related to release of Dragon Age	■ Performance fell below expectations
		■ Meet the fiscal year deliverable milestones for specified action games in development	■ Achieved designated milestones
10%	Harnessing the power of community in and around our games Execute on our long-term plans to offer services outside core games and experiences	■ Metrics related to EA SPORTS app and users	■ Achieved by completing soft-launch of app in Spain and released multiple updates; users fell below expectations at fiscal year end, though efforts are ongoing to reach goal
		■ Meet collective net bookings goal for EA Experiences products and services	■ Exceeded collective goal due to individual products and services outperforming expectations
		■ Execute on measures related to moderation tools, ad tech and content processing	■ Exceeded goals on moderation tools; and achieved goals on ad tech and content processing
		■ Metric related to evolving the Creator Network	■ Achieved by launching or advancing initiatives and tools for creators

Conduct Individual Performance Assessments and Determine IPMs

Individual performance is a key factor in determining the amount of each NEO’s annual bonus. Each year, the Board of Directors for Mr. Wilson—and the Compensation Committee, in consultation with Mr. Wilson and Ms. Singh (our CPO), for all NEOs except Mr. Wilson—review and approve the individual performance objectives for the NEOs. Mr. Wilson’s individual performance objectives for fiscal year 2025 are based on non-GAAP financial objectives and strategic and operating objectives. For all other NEOs, the individual objectives are based on strategic and operating objectives tailored to the functions led by each NEO and aligned to the achievement of our overall fiscal year 2025 plan approved by the Board of Directors, as well as qualitative factors including leadership and talent development.

At the end of each fiscal year, the Board of Directors for Mr. Wilson—and the Compensation Committee, in consultation with Mr. Wilson and Ms. Singh—assess the individual performance of our NEOs and determine each NEO’s individual performance modifier, or IPM, at a percentage between 0% and 200% (subject to the overall cap of 2x target bonus for the annual cash bonus award). Consistent with our pay-for-performance philosophy, a higher individual performance assessment would result in a higher IPM and vice-versa, so that an executive with a lower assessment could receive less than his or her target bonus. If an executive meets a high level of performance expectations, he or she would receive an IPM of 100% or greater. To receive an IPM of 200%, the NEO must demonstrate sustained, truly extraordinary performance, and the Board of Directors and Compensation Committee expect that assigning an IPM at this level would occur in rare circumstances only.

In determining the actual performance cash bonus awards for our NEOs (other than our CEO), Mr. Wilson and Ms. Singh reviewed each NEO’s achievements against the individual performance objectives for fiscal year 2025 and provided their recommendations to the Compensation Committee for review and approval. These assessments were based on each executive’s performance, considering his or her overall performance for the year; impact on our business and culture; demonstrated results; the executive’s strong leadership; and execution of key objectives. No single factor was determinative. For our CEO, the Board of Directors considers achievement of the financial and strategic objectives that were established for Mr. Wilson for the fiscal year, and takes a holistic approach to evaluating his performance without assigning a specific weighting to any one factor within each of these two categories.

32

COMPENSATION DISCUSSION & ANALYSIS

Determination of Fiscal Year 2025 Performance Cash Bonus Awards for our NEOs

The key results that influenced performance determinations for our NEOs are identified below.

Mr. Wilson

Chief Executive Officer

Individual Performance Modifier

After reviewing his achievements for fiscal year 2025, the Board of Directors approved an IPM of 100% for Mr. Wilson.

Key Highlights for Fiscal Year 2025

The Board of Directors considered Mr. Wilson’s performance against the financial and strategic and operating objectives for fiscal year 2025, as highlighted below.

Non-GAAP Financial Objectives 70%:	Target	Actual(1)
Net Revenue (in millions)	$7,550	$7,355
Diluted Earnings Per Share(2)	$7.58	$7.08
(1)	Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.
(2)	For purposes of measuring achievement of Mr. Wilson’s diluted earnings per share objective, a share count of 264 million was used. Non-GAAP diluted earnings per share appears in Appendix A to this Proxy Statement. Unlike the metric used for our annual bonus plan (described above), this objective includes bonus expense.

Strategic and Operating Objectives Scorecard 30%:

Under Mr. Wilson’s leadership, the Company executed on key strategic and operating objectives that were established for fiscal year 2025 under our enterprise-level scorecard, as detailed above in Step 3—Company Business Performance. In addition to these overarching strategic and operating objectives, the Board of Directors considered the following key achievements under Mr. Wilson’s leadership when evaluating his performance for fiscal year 2025.

Effectively led the Company’s execution against its strategic pillars to lead the future of entertainment and strengthened succession plans for critical leadership roles in the Company

■	successfully launched EA SPORTS College Football 25 which was the #1-selling sports video game in the U.S. during fiscal year 2025 and contributed to the American Football ecosystem growing to over $1 billion in net bookings for the fiscal year;
■	reignited momentum in EA SPORTS FC by implementing the biggest live service update launched in FC, which contributed to net bookings that came in well above expectations for our fiscal fourth quarter and double-digit growth in player engagement;
■	progressed the Battlefield game in development, including through the use of Battlefield Labs, which was the biggest playtesting initiative in franchise history;
■	achieved key milestones related to expanding The Sims ecosystem and delivered a strong launch for Split Fiction, with offsetting underperformance from Apex Legends and Dragon Age;
■	advanced opportunities beyond games by outperforming net bookings expectations related to EA Experiences products and services;
■	progressed strategy on GenAI to accelerate game production, expand technological capabilities and provide new game experiences; and
■	unified the technology organization under the leadership of a newly elevated enterprise Chief Technology Officer to oversee a critical period of technological change and advances at the Company.

2025 PROXY STATEMENT     33

COMPENSATION DISCUSSION & ANALYSIS

Mr. Canfield

Executive Vice President & Chief Financial Officer

Mr. Canfield leads the global teams responsible for EA’s financial management. Prior to his appointment as CFO in June 2023, in his over 20 years at EA, Mr. Canfield has held leadership roles in global finance, including enterprise financial planning and analysis, investor relations and financial strategy of our global studio organization.

Individual Performance Modifier

After reviewing his achievements for fiscal year 2025, the Compensation Committee approved an IPM of 120% for Mr. Canfield.

Key Highlights for Fiscal Year 2025

During fiscal year 2025, Mr. Canfield’s efforts resulted in or included:

■	directing a comprehensive enhancement of our investor engagement model and communications strategy, driving greater clarity, transparency, and improved perception study outcomes;
■	reintroducing a highly successful Investor Day after eight years, defining our long-term strategy and vision;
■	establishing our long-range financial framework and launching a new operating margin metric as a benchmark for strategic and financial progress;
■	overseeing our $5 billion stock repurchase authorization, returning over $2.7 billion to stockholders through a $1 billion accelerated buyback and ongoing quarterly repurchases and dividends;
■	generating our second-highest operating cash flow of $2.1 billion and returning 145% of free cash flow to stockholders; and
■	leading the transformation and strengthening of our financial organization, driving high employee engagement and satisfaction scores.

Ms. Miele

President of EA Entertainment & Central Development

Ms. Miele oversees the development and production of the EA Entertainment portfolio of games and services, as well as leads our central development services teams. Until late fiscal year 2025, Ms. Miele led our technology organizations but has transitioned from those duties, enabling her to focus on optimizing central development functions across the company and upcoming game releases in the Entertainment portfolio. Prior to her current position, Ms. Miele held various enterprise and studio leadership roles, most recently serving as the Company’s Chief Operating Officer.

Individual Performance Modifier

After reviewing her achievements for fiscal year 2025, the Compensation Committee approved an IPM of 85% for Ms. Miele.

Key Highlights for Fiscal Year 2025

During fiscal year 2025, Ms. Miele’s efforts resulted in or included:

■	overseeing EA Entertainment’s delivery of new games, services and content, including nearly 250 content updates across EA’s Entertainment portfolio;
■	achieving specified milestones under The Sims franchise plan, as well as executing on skate. development goals ahead of fiscal year 2026 early access;
■	executing on Battlefield development goals and launching first ever Battlefield Labs initiative for playtesting and innovation ahead of fiscal year 2026 release;
■	overseeing the Apex Legends and Dragon Age titles, both of which did not achieve their targets;
■	continuing to streamline the EA Entertainment portfolio to align with shifting player preferences, as well as refining the mobile strategy, in order to deliver on our growth strategy and drive profitability; and
■	leading the central development services and technology organization, and ensuring it functions efficiently to advance the Company’s operational priorities.

34

COMPENSATION DISCUSSION & ANALYSIS

Ms. Singh

Executive Vice President & Chief People Officer

Ms. Singh serves as Executive Vice President & Chief People Officer, leading all functions within our people and workplaces organizations. In her role, Ms. Singh oversees the development of the company’s talent and cultivation of its culture, leading teams in People Operations, Talent Acquisition, Succession Planning, Learning and Development, Real Estate and Workplace Experience.

Individual Performance Modifier

After reviewing her achievements for fiscal year 2025, the Compensation Committee approved an IPM of 118% for Ms. Singh.

Key Highlights for Fiscal Year 2025

During fiscal year 2025, Ms. Singh’s efforts resulted in or included:

■	increasing the retention level of specialized-skill and other critical employees on a year-over-year basis;
■	executing on a refreshed talent strategy to ensure EA’s ability to recruit and retain talent to support the Company’s business strategy and priorities, including the development of certain talent pipelines and leadership curriculum, targeted work with teams to support evolving operating models/systems to promote growth and deployment of tools to increase AI literacy;
■	building a positive company culture, resulting in various Company and/or studio honors for calendar year 2024, including multiple awards relating to best places to work, among other accolades;
■	driving increased intentionality around our work culture and workplace environments, as well as aligning our portfolio with business needs; and
■	leading our stockholder governance outreach, engaging with our stockholders on discussions regarding executive compensation, human capital management and governance.

Mr. Schatz

Executive Vice President of Global Affairs & Chief Legal Officer

Mr. Schatz serves as Executive Vice President of Global Affairs & Chief Legal Officer, leading teams responsible for business and legal support of EA’s strategic initiatives. In his role, Mr. Schatz oversees Legal Affairs, Business Development, Corporate Development, and Government Affairs & Public Policy.

Individual Performance Modifier

After reviewing his achievements for fiscal year 2025, the Compensation Committee approved an IPM of 118% for Mr. Schatz.

Key Highlights for Fiscal Year 2025

During fiscal year 2025, Mr. Schatz’s efforts resulted in or included:

■	overseeing the management of EA’s external partnerships, including securing the licenses, music and talent for games and marketing campaigns, such as the licensing framework critical to the success of EA SPORTS College Football 25;
■	leading the teams responsible for commercial partnerships with our major platform partners Sony, Microsoft, Nintendo, Apple and Amazon Luna;
■	responsibility for EA’s corporate development team, including the acquisition of TRACAB Technologies, a leader in sports optical tracking and analysis solutions;
■	leading the Company’s Player Safety & Inclusion initiatives, including the addition of 23 more patents to EA’s accessibility patent pledge;
■	overseeing progress in the Company’s environmental sustainability efforts, including achieving carbon neutrality in our North American and European operations; and
■	continuing to oversee the Company’s regulatory and policy matters, as well as compliance and risk management efforts, focusing on monetization, online safety, product design, privacy and other priorities.

2025 PROXY STATEMENT     35

COMPENSATION DISCUSSION & ANALYSIS

Fiscal Year 2025 Performance Cash Bonus Awards

The Board of Directors for Mr. Wilson—and the Compensation Committee, in consultation with Mr. Wilson and Ms. Singh, for all other NEOs—approved actual performance cash bonus payouts for the NEOs for fiscal year 2025, as set forth below.

	Target Annual Bonus ($)	Executive Bonus Pool Funding Percentage	Individual Performance Modifier	Actual Bonus for Fiscal Year 2025 ($)
Mr. Wilson	3,250,000	90.4%	100%	2,840,067
Mr. Canfield	700,000	91.1%	120%	750,000
Ms. Miele	1,031,250	91.1%	85%	800,000
Ms. Singh	650,000	91.7%	118%	700,000
Mr. Schatz	650,000	91.7%	118%	700,000

Long-Term Equity Incentives—Fiscal Year 2025 Awards

Key features

■	PRSUs are subject to a three-year performance period, with metrics that incentivize our NEOs to drive top-line and bottom-line growth:
	■	Net bookings measured annually with earned units vesting at the end of the three-year performance period
	■	Non-GAAP operating income measured annually with earned units vesting at the end of the three-year performance period
	■	Relative TSR (or “rTSR”) measured over the entire three-year performance period
	■	Starting with fiscal year 2025: Absolute TSR (or “aTSR”) metric measured over the entire three-year performance period
■	RSUs vest over a 35-month time-based vesting schedule, subject to continued service with the Company
■	The PRSU and RSU components are weighted as follows (before any aTSR units are earned):
	■	Mr. Wilson, Mr. Canfield and Ms. Miele: 60% PRSUs and 40% RSUs
	■	Ms. Singh and Mr. Schatz: 50% PRSUs and 50% RSUs

In May 2024, the Compensation Committee—and the Board of Directors for Mr. Wilson—approved fiscal year 2025 annual equity awards for our NEOs at the time based on the factors discussed further below, as follows:

Target Performance Based RSUs ($)
Mr. Wilson	15,000,000
Mr. Canfield	4,800,000
Ms. Miele	6,000,000
Ms. Singh	3,000,000
Mr. Schatz	3,000,000

Furthermore, an opportunity to earn additional units based on stretch absolute TSR achievement applies to these awards. For each respective NEO, the number of such units that may be earned for target absolute TSR performance is equal to 37.5% of the target units indicated above. While the absolute TSR units appear as separate awards in the compensation tables of this Proxy Statement for accounting purposes, they are not independent awards but rather an opportunity to earn additional units on the underlying PRSU award to incentivize delivering significant upside growth. More information about this opportunity is found under the “Absolute TSR PRSUs” section further below. This absolute TSR metric was first implemented for fiscal year 2025 and is intended to apply in future years.

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COMPENSATION DISCUSSION & ANALYSIS

Time-Based RSUs ($)
Mr. Wilson	10,000,000
Mr. Canfield	3,200,000
Ms. Miele	4,000,000
Ms. Singh	3,000,000
Mr. Schatz	3,000,000

The awards were granted on June 17, 2024, following approval by the Compensation Committee on May 14, 2024, and the Board of Directors on May 15, 2024 (for Mr. Wilson).

The target long-term incentive opportunity for Mr. Wilson was approved taking into account the Company’s performance, business plan and strategic expectations at the time. The Compensation Committee also considered peer group CEO data, competitive market dynamics, retention, individual performance and expectations, and feedback from stockholders. Based on this review, the Board approved an increase to Mr. Wilson’s equity incentive opportunities (within his overall compensation package) from last year, with any potential pay increase experienced by Mr. Wilson primarily being tied to long-term variable pay, which remains highly at-risk and requires meaningful financial and stock performance for awards to be realized.

Awards for the other NEOs were approved by the Compensation Committee following a benchmarking analysis against peer group companies or broader industry data (if peer group data was not available for a position) conducted by Semler Brossy. Mr. Canfield’s prior equity incentives (for fiscal year 2024) were established in connection with his appointment as Chief Financial Officer effective June 20, 2023. They reflected Mr. Canfield’s first year in the role with the expectation that they would be adjusted in line with peer group CFO data in subsequent years subject to performance assessments. Accordingly, following the benchmarking analysis conducted by Semler Brossy, Mr. Canfield’s fiscal year 2025 equity awards were increased in order to be more in line with peer group practices.

Our equity compensation mix (performance-based versus time-based weighting) is intended to drive greater company performance in the form of variable at-risk pay to ensure alignment with stockholders. Furthermore, the three-year vesting periods of our equity awards promote long-term retention of a strong leadership team in an industry and geographic area that is highly competitive for executive talent.

Performance-Based Restricted Stock Units

Each tranche of the fiscal year 2025 PRSU awards (“2025 Awards”) is eligible to vest based on the achievement of the following measures during the three-year performance period covering fiscal years 2025 through 2027:

(1)	Net Bookings PRSUs: annual net bookings performance for each fiscal year during the three-year performance period, with targets established each fiscal year;
(2)	Non-GAAP Operating Income PRSUs: annual operating income performance for each fiscal year during the three-year performance period, with targets established each fiscal year; and
(3)	Relative TSR PRSUs: relative TSR performance compared to the S&P 500 Index over the three-year performance period.

An opportunity to earn additional units on the underlying PRSU award based on absolute TSR achievement also applies. Payout requires meaningful absolute TSR performance over the entire three-year performance period and is designed to incentivize delivering significant upside growth, as described under the “Absolute TSR PRSUs” section further below. This absolute TSR metric is intended to apply in future years.

Fiscal Year 2025 PRSU Program Structure

Any PRSUs that are earned in accordance with the above are subject to three-year cliff vesting on May 16, 2027.

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION & ANALYSIS

FY25 Net Bookings PRSUs and Non-GAAP Operating Income PRSUs

We use net bookings and non-GAAP operating income metrics in our PRSU program as they are key indicators of our top-line and bottom-line performance and balance growth and investment spending to deliver long-term results and generate stockholder return. These metrics measure the Company’s annual financial performance and provide a balance to the three-year relative and absolute TSR metrics.

The number of Net Bookings PRSUs and Non-GAAP Operating Income PRSUs that are earned in respect of a fiscal year and become eligible to vest will range from 0% to 200% of the target number of PRSUs for the applicable year, in accordance with the payout scale below. Unless we perform against net bookings and non-GAAP operating income goals, our NEOs will not earn their applicable target units, which serves to align our long-term incentive program with our broader business strategy, while maintaining strong alignment to results for our stockholders.

	Below Threshold	Threshold	Target	Maximum
Net Bookings (as a % of Financial Plan(1))	< 90%	≥ 90%	≥ 100%	≥ 110%
Non-GAAP Operating Income (as a % of Financial Plan(1))	< 88%	≥ 88%	≥ 100%	≥ 112%
Payout Percentage(2) (as a % of Target)	0%	50%	100%	200%
(1)	Financial Plan is the Company’s Board-approved financial plan for each relevant fiscal year.
(2)	The payout percentage is expressed as a % of target for each sub-tranche; the payout percentage for achievement between the percentages designated above will be interpolated on a straight-line basis.

Fiscal Year 2025 Performance

Based on achievement of the fiscal year 2025 net bookings and non-GAAP operating income performance goals relative to target, the payout percentage for these PRSUs will be 87.1% and 56.2%, respectively. For the number of PRSUs earned based on fiscal year 2025 performance, see “Executive Compensation Tables—Outstanding Equity Awards at Fiscal Year 2025 Year-End Table.” These earned PRSUs will vest on May 16, 2027, subject to the NEO’s continued employment on this date, and upon vesting, will be further reflected in the applicable compensation tables included in our fiscal year 2028 Proxy Statement.

	Threshold	Target	Maximum	Actual Results
Net Bookings (in billions)	$ 6.795	$ 7.550	$ 8.305	$ 7.355
Non-GAAP Operating Income (in billions)	$ 2.186	$ 2.484	$ 2.782	$ 2.223
Payout Percentage (as % of target)	50%	100%	200%	71.6%

Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.

These actual results for fiscal year 2025 also apply to the second tranche of PRSU awards granted in fiscal year 2024 (“2024 Awards”) and the third tranche of PRSU awards granted in fiscal year 2023 (“2023 Awards”). The number of earned PRSUs under those awards are reflected in the applicable compensation tables included in this Proxy Statement.

FY25 Relative TSR PRSUs

The number of Relative TSR PRSUs that are earned and eligible to vest on May 16, 2027, will range from 0% to 200% of target. Target vesting of Relative TSR PRSUs is tied to above-median performance compared to the S&P 500 Index, which means that our NEOs will not earn target units for performance that is just at the median. The use of the S&P 500 Index started with fiscal year 2025, as the Compensation Committee believed it to be the appropriate index to reference in light of recent industry consolidation and the limited number of public gaming companies of our size. For PRSUs granted prior to fiscal year 2025, the Nasdaq-100 Index will continue to be the comparison index.

Payouts are subject to the following guardrails: No payout will be earned if our rTSR is below the 25th percentile, payouts are capped at target if our TSR is negative on an absolute basis, and any payouts are capped at 200% of target:

	Performance	Payout(1) (as % of Target PRSUs)
Below Threshold	< 25th percentile	0%
Threshold	25th percentile	30%
Target	55th percentile	100%
Maximum	90th percentile	200%
(1)	The payout percentage for performance between the 25th and 90th percentiles will be interpolated on a straight-line basis. If our TSR is negative on an absolute basis at the end of the three-year performance period, the number of Relative TSR PRSUs that can be earned is capped at 100% of target, regardless of whether the Company’s Relative TSR percentile is ranked at or above the 55th percentile at the end of the three-year performance period.

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COMPENSATION DISCUSSION & ANALYSIS

FISCAL YEAR 2025 PERFORMANCE

The relative TSR component of the 2025 Awards will be measured at the end of the three-year performance period covering fiscal years 2025 through 2027, and the relative TSR component of the 2024 Awards will be measured at the end of the three-year performance period covering fiscal years 2024 through 2026. The relative TSR component of the 2023 Awards was measured following the end of the three-year performance period covering fiscal years 2023 through 2025. The graphic below illustrates the Relative TSR PRSUs that were earned under the 2023 Awards, which vested in May 2025, and reflected in the applicable compensation tables in this Proxy Statement.

	Measurement Period	Beginning Average Stock Price (90 Day Average)	Ending Average Stock Price (90 Day Average)	EA TSR	Relative TSR Percentile	Vest Date	% of Target rTSR PRSUs that vested in May 2025

FY 2023 Relative TSR PRSUs Granted June 2022	36-month period ending March 29, 2025	$130.11	$137.66	5.81%	38th	May 2025	60.3%

As described in last year’s Proxy Statement, the third tranche of our fiscal year 2022 PRSU awards vested in May 2024, and their related values are reflected in the applicable compensation tables included in this Proxy Statement.

FY25 Absolute TSR PRSUs

Starting with PRSU awards for fiscal year 2025, an absolute TSR metric was introduced. This opportunity was approved by our Compensation Committee in May 2024 to complement the relative TSR component, with meaningful hurdles established taking into consideration market practices, the Company’s historical performance and historical market performance, based on analysis from the independent compensation consultant. Together with the existing relative TSR component, our Compensation Committee believes that this opportunity adds an incentive that only provides value if stretch absolute stockholder returns are achieved, which is aligned with the multi-year objectives of our long-term growth strategy.

The absolute TSR component of the PRSU program is structured as a modifier to the target PRSU award opportunity for each NEO (although for accounting purposes it is required to be disclosed as a separate grant in the compensation tables of this Proxy Statement).

The absolute TSR metric has the following features:

■	Units may be earned based on our absolute TSR performance over the three-year performance period covering fiscal years 2025 through 2027, and any units so earned will be eligible to vest on May 16, 2027.
■	No units under this metric will be earned if a meaningful threshold level of absolute TSR performance is not achieved. This means that no payouts would occur unless our three-year absolute TSR performance exceeds 25%.
■	The maximum number of units that may be earned is capped at 200% of the target number of Absolute TSR PRSUs granted, as shown in the table below.

The absolute TSR metric was previewed with stockholders during engagement discussions in Spring 2024, and feedback from those conversations informed the Compensation Committee’s deliberation process in approving the final absolute TSR structure. The absolute TSR metric was also previously disclosed in our 2024 Proxy Statement.

	Absolute TSR Performance over fiscal years 2025 through 2027	Payout(1) (as % of Target Absolute TSR PRSUs)
Below Threshold	25%	0%
Target	50%	100%(2)
Maximum	75%	200%(3)
(1)	The payout percentage for performance between 25% and 75% will be interpolated on a straight-line basis.
(2)	37.5% of the target number of the standard program (i.e., Net Bookings, Non-GAAP Operating Income and Relative TSR) PRSUs granted.
(3)	75% of the target number of the standard program (i.e., Net Bookings, Non-GAAP Operating Income and Relative TSR) PRSUs granted.

2025 PROXY STATEMENT	39

Compensation Discussion & Analysis

Time-Based Restricted Stock Units

RSUs reward absolute long-term stock price appreciation, promote retention, facilitate stock ownership and align our NEOs’ interests with those of our stockholders.

■	RSU awards granted to our NEOs as part of their fiscal year 2025 annual equity awards cliff vest as to one-third of the award eleven months following the grant date, with two-thirds of the award vesting in equal installments every six months thereafter until the award is fully vested.
■	40% of the total target value of the annual equity award for each of Mr. Wilson, Mr. Canfield and Ms. Miele was made in the form of RSUs, and 50% of the total target value of each of our other NEOs’ annual equity awards was made in the form of RSUs.

Benefits and Retirement Plans

We provide a wide array of employee benefit programs to our regular employees, including our NEOs, based upon their country of employment. In the United States, our employee benefit programs for eligible employees include medical, dental, prescription drug, vision care, disability insurance, life insurance, accidental death and dismemberment (“AD&D”) insurance, flexible spending accounts, business travel accident insurance, an educational reimbursement program, an adoption assistance program, an employee assistance program, an employee stock purchase plan, paid time off and relocation assistance.

We offer retirement plans to our employees based upon their country of employment. In the United States, our employees, including our NEOs, are eligible to participate in a tax-qualified 401(k) plan, with a Company discretionary matching contribution of up to 6% of eligible compensation. The amount of the total matching contribution is determined based on the Company’s fiscal year performance. We also maintain a nonqualified deferred compensation plan in which executive-level employees, including our NEOs and our directors, are eligible to participate. None of our NEOs participated in the deferred compensation plan during fiscal year 2025.

Perquisites and Other Personal Benefits

While our NEOs generally receive the same benefits that are available to our other regular employees, they also receive certain additional benefits, including access to financial planning services, a Company-paid physical examination program available to all company executives and greater maximum benefit levels for life insurance, AD&D and long-term disability coverage. We consider these benefits to be standard components of a competitive executive compensation package. Our executives with a ranking of vice president and above and certain worldwide studio organization employees are also eligible to participate in the EA Executive and Studio Leadership Digital Game Benefit program. Executives with a ranking of vice president and above also receive unlimited paid-time off days. Company reimbursed/provided air and ground transportation generally is limited to business travel. We also offer our NEOs the opportunity to receive cybersecurity services to protect their privacy, home networks and devices, where they may conduct EA business.

Based on threat intelligence, Mr. Wilson receives certain security services intended to promote the ability to perform his job duties by ensuring his personal safety and that of his family. Because these arrangements may be viewed as distinct from business expenses, the aggregate incremental cost of these services is reflected in the totals in the “All Other Compensation” column of the Fiscal Year 2025 Summary Compensation Table below. The Compensation Committee regularly reviews the nature and cost of this program in relation to Mr. Wilson’s security threat environment as informed by independent assessments conducted by external security firms.

Other Compensation Practices and Policies

Cash Severance Policy

We maintain the Executive Officer Cash Severance Policy, which restricts the Company from entering into any new employment agreement, severance agreement, or separation agreement with any executive officer—or establish any new severance plan or policy covering any executive officer—that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity, without stockholder ratification of such arrangement.

Change in Control Arrangements and Severance

Our executives with a ranking of senior vice president and above are eligible to participate in the Electronic Arts Inc. Amended and Restated Change in Control Severance Plan (the “CIC Plan”). The CIC Plan provides “double-trigger” severance benefits if participants incur a qualifying termination of employment in connection with a change in control. As part of the plan review, the Compensation Committee’s independent consultant undertook a market check of the severance benefits and noted that they were in line with the practices of our peer group. For more information on the CIC Plan, please refer to “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

We also maintain a severance plan (the “Severance Plan”) that applies generally to our regular full-time U.S.-based employees. Under the Severance Plan, eligible employees (including our executive officers) whose employment is involuntarily terminated in connection with a reduction in force may receive a cash severance payment and premiums for continued health benefits, if such

40

COMPENSATION DISCUSSION & ANALYSIS

benefits are continued pursuant to COBRA. Any severance arrangements with our NEOs, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Compensation Committee. In the event of a change in control of the Company, any cash severance payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the CIC Plan.

We do not maintain any other severance arrangements with our NEOs.

Stock Ownership Holding Requirements for Section 16 Officers

Section 16 officers must maintain stock ownership equal to the minimum ownership requirements in our stock ownership guidelines. Please see “Stock Ownership Information—Stock Ownership Requirements—Section 16 Officers” below for additional information on these requirements.

Compensation Recovery (Clawbacks)

We maintain a Clawback Policy in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules issued by the SEC and the Nasdaq Stock Market. The policy mandates the recovery of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The policy applies to incentive compensation paid during the three completed fiscal years before the restatement and requires that the full amount of any erroneously awarded incentive compensation be recovered.

In addition, both of our time-based and performance-based equity award agreements provide that if an employee engages in fraud or other misconduct that contributes to an obligation to restate the Company’s financial statements, any unvested equity under the award must be forfeited and the Compensation Committee may recapture any equity award proceeds received by the employee within the 12-month period following the public issuance or filing of the financial statements required to be restated.

Risk Considerations

The Compensation Committee considers on an annual basis, in establishing and reviewing our compensation programs, whether the programs encourage unnecessary or excessive risk taking. The Compensation Committee has concluded that they do not and that any related risks are not reasonably likely to have a material adverse effect on the Company. See the section of this Proxy Statement entitled “Board’s Role and Responsibilities–Oversight of Risk Issues—Compensation Risk Assessment” above for an additional discussion of risk considerations.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code limits our ability to take tax deductions for compensation above $1 million paid to certain executive officers. However, the Compensation Committee retains discretion to structure our executive compensation program to be competitive and effective in order to promote the Company’s business goals and stockholder interests, despite such tax considerations.

Section 409A of the Internal Revenue Code imposes additional significant taxes and penalties on the individual if an executive officer, director, or other service provider is entitled to “deferred compensation” that does not comply with the requirements of Section 409A of the Internal Revenue Code. We have structured deferred compensation in a manner intended to comply with or be exempt from Section 409A of the Code and the regulations and other guidance promulgated thereunder. We do not provide any executive officer, including any NEO, with any excise tax “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

Compensation Committee Report on Executive Compensation

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that EA specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS

Talbott Roche (Chair)
Rachel Gonzalez
Heidi Ueberroth

2025 PROXY STATEMENT	41

Executive Compensation Tables

Fiscal Year 2025 Summary Compensation Table

The following table shows information concerning the compensation earned by or awarded to our “Named Executive Officers” or “NEOs” for fiscal year 2025, and, where applicable, fiscal years 2024 and 2023.

Name and Principal Position for fiscal Year 2025	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew Wilson
Chief Executive Officer	2025	1,300,000	—	25,710,910	2,840,067	678,858	30,529,835
	2024	1,300,000	—	20,391,283	3,448,250	503,560	25,643,093
	2023	1,300,000	—	16,724,254	2,454,790	179,958	20,659,002
Stuart Canfield
Chief Financial Officer	2025	685,577	—	7,666,650	750,000	12,975	9,115,202
	2024	589,694	—	5,218,824	650,000	18,259	6,476,777
Laura Miele
President, EA Entertainment & Central Development	2025	825,000	—	10,941,743	800,000	13,164	12,579,907
	2024	820,385	—	10,056,580	1,200,000	18,152	12,095,117
	2023	800,000	—	9,091,870	900,000	12,025	10,803,895
Mala Singh
Chief People Officer	2025	648,077	—	6,292,132	700,000	24,690	7,664,899
	2024	637,231	—	5,511,786	800,000	17,702	6,966,719
	2023	625,000	—	4,704,675	600,000	11,927	5,941,602
Jacob Schatz
Chief Legal Officer	2025	648,077	—	6,292,132	700,000	28,448	7,668,657
	2024	637,231	—	5,511,786	750,000	17,607	6,916,624
(1)	Represents the aggregate grant date fair value of RSUs and PRSUs calculated according to the assumptions set forth in the “Fiscal Year 2025 Grants of Plan-Based Awards Table”. Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718 and the amounts shown may not reflect the actual value realized by the recipient. PRSU/PSU values are included in this column to the extent that the PRSUs/PSU have a grant date under FASB ASC Topic 718 in the fiscal year. For purposes of the PRSUs/PSUs, the grant date occurs when the applicable performance targets are set. For additional information on the PRSU/PSU values represented in this column, see footnote 3 to the “Fiscal Year 2025 Grants of Plan-Based Award Table.”
For RSUs, grant date fair value is calculated using the closing price of our common stock on the grant date.
For the portion of fiscal year 2025 PRSUs/PSUs that are earned based on the achievement of operating metrics (i.e., net bookings and non-GAAP operating income), the grant date fair value reported is based upon the closing price of our common stock and the assessed probability of achievement of the operating metrics, on the grant date. For the relative TSR portion measured over three years, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation model. For the absolute TSR portion measured over three years, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation model; while the absolute TSR portion is structured as a modifier to the target underlying PRSU award for each NEO, for accounting purposes, it is required to be included as a separate grant in this table. For additional information regarding the valuation methodology for RSUs and PRSUs, see Note 15, “Stock-Based Compensation, Employee Benefit Plans and Stock Repurchase Program,” to the Consolidated Financial Statements in our Annual Report. The PRSUs granted to our NEOs in fiscal year 2025 that vest based on our 3-year relative TSR performance or that may be earned based on our 3-year absolute TSR performance are referred to as “Market-Based Restricted Stock Units” in Note 15, “Stock-Based Compensation, Employee Benefit Plans and Stock Repurchase Program,” to the Consolidated Financial Statements in our Annual Report.
The actual vesting of the PRSUs/PSUs will be between 0% and 200% of the target number of PRSUs/PSUs granted. The grant date fair value of the PRSUs granted in fiscal year 2025, assuming the highest level of performance conditions will be achieved, is $31,421,932 for Mr. Wilson, $8,933,479 for Mr. Canfield, $13,883,641 for Ms. Miele, $6,584,380 for Ms. Singh, and $6,584,380 for Mr. Schatz. For additional information regarding the specific terms of the PRSUs granted to our NEOs in fiscal year 2025, see the “Fiscal Year 2025 Grants of Plan-Based Awards Table” below.
(2)	Represents amounts awarded to each NEO under the Executive Bonus Plan. For additional information about the annual performance cash bonuses paid to our NEOs in fiscal year 2025 see “Our NEOs’ Fiscal Year 2025 Compensation—Annual Performance Cash Bonus Awards” in the “Compensation Discussion and Analysis” above.

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EXECUTIVE COMPENSATION TABLES

(3)	Details about the amounts in the “All Other Compensation” column for fiscal year 2025 are set forth below. For additional information, see “Benefits and Retirement Plans” and “Perquisites and Other Personal Benefits” in the “Compensation Discussion and Analysis” above.

Name	Insurance Premiums ($)(a)	401(K) Matching Contributions ($)	Other ($)		Total ($)
Andrew Wilson	1,199	10,350	667,309	(b)	678,858
Stuart Canfield	1,199	10,350	1,426	(c)	12,975
Laura Miele	1,199	10,350	1,615	(c)	13,164
Mala Singh	1,199	10,350	13,141	(d)	24,690
Jacob Schatz	1,199	10,350	16,899	(e)	28,448

(a)	Includes premiums paid on behalf of each NEO under Company sponsored group life insurance, AD&D, and long-term disability programs.
(b)	Includes $664,486 in personal security benefits pursuant to a framework approved by the Board, based on threat intelligence informed by independent assessments conducted by external security firms. Also includes EA games and in-kind gifts, and $1,312 in tax reimbursements with respect to these company items consistent with the policy applicable to all employees receiving in-kind gifts.
(c)	Represents tax reimbursements with respect to EA games and in-kind gifts consistent with the policy applicable to all employees receiving in-kind gifts.
(d)	Represent cybersecurity benefits, financial planning benefit, EA games and in-kind gifts, and $1,317 in tax reimbursements with respect to the company items consistent with the policy applicable to all employees receiving in-kind gifts.
(e)	Represent an annual physical benefit available to all company executives, cybersecurity benefits, financial planning benefit, EA games and in-kind gifts, and $1,562 in tax reimbursements with respect to the company items consistent with the policy applicable to all employees receiving in-kind gifts.

2025 PROXY STATEMENT     43

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2025 Grants of Plan-Based Awards Table

The following table shows information regarding non-equity incentive and equity incentive plan-based awards granted to our NEOs during fiscal year 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Grant Date(1)	Approval Date(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Wilson
Annual Bonus Opportunity	—	—	3,250,000	6,500,000	—	—	—	—	—
FY25 PRSUs-rTSR	6/17/2024	5/15/2024	—	—	10,928	36,428	72,856	—	5,617,198
FY25 PRSUs-aTSR	6/17/2024	5/15/2024	—	—	0	40,900	81,800	—	1,265,855
FY25 PRSUs-OM*	6/17/2024	5/15/2024	—	—	6,053	24,213	48,426	—	3,330,014
FY24 PRSUs-OM	6/17/2024	5/15/2024	—	—	5,305	21,223	42,446	—	2,918,799
FY23 PRSUs-OM	6/17/2024	5/15/2024	—	—	4,688	18,753	37,506	—	2,579,100
RSUs	6/17/2024	5/15/2024	—	—	—	—	—	72,711	9,999,944
Stuart Canfield
Annual Bonus Opportunity	—	—	700,000	1,400,000	—	—	—	—	—
FY25 PRSUs - rTSR	6/17/2024	5/14/2024			3,497	11,657	23,314		1,797,509
FY25 PRSUs - aTSR	6/17/2024	5/14/2024	—	—	0	13,088	26,176	—	405,074
FY25 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,937	7,748	15,496	—	1,065,582
FY24 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,592	6,371	12,742	—	876,204
FY23 PSUs - OM	6/17/2024	5/14/2024	—	—	586	2,344	4,688		322,370
RSUs	6/17/2024	5/14/2024	—	—	—	—	—	23,267	3,199,911
Laura Miele
Annual Bonus Opportunity	—	—	1,031,250	2,062,500	—	—	—	—	—
FY25 PRSUs - rTSR	6/17/2024	5/14/2024			4,371	14,572	29,144		2,247,002
FY25 PRSUs - aTSR	6/17/2024	5/14/2024	—	—	0	16,360	32,720	—	506,342
FY25 PRSUs - OM	6/17/2024	5/14/2024	—	—	2,421	9,684	19,368	—	1,331,841
FY24 PRSUs - OM	6/17/2024	5/14/2024	—	—	2,588	10,353	20,706	—	1,423,848
FY23 PRSUs - OM	6/17/2024	5/14/2024	—	—	2,604	10,418	20,836		1,432,788
RSUs	6/17/2024	5/14/2024	—	—	—	—	—	29,084	3,999,923
Mala Singh
Annual Bonus Opportunity	—	—	650,000	1,300,000	—	—	—	—	—
FY25 PRSUs - rTSR	6/17/2024	5/14/2024			2,185	7,286	14,572		1,123,501
FY25 PRSUs - aTSR	6/17/2024	5/14/2024	—	—	0	8,180	16,360	—	253,171
FY25 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,210	4,842	9,684	—	665,920
FY24 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,186	4,745	9,490		652,580
FY23 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,085	4,341	8,682	—	597,018
RSUs	6/17/2024	5/14/2024	—	—	—	—	—	21,813	2,999,942

44

EXECUTIVE COMPENSATION TABLES

Jacob Schatz
Annual Bonus Opportunity	—	—	640,000	1,280,000	—	—	—	—	—
FY25 PRSUs - rTSR	6/17/2024	5/14/2024			2,185	7,286	14,572		1,123,501
FY25 PRSUs - aTSR	6/17/2024	5/14/2024	—	—	0	8,180	16,360	—	253,171
FY25 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,210	4,842	9,684	—	665,920
FY24 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,186	4,745	9,490	—	652,580
FY23 PRSUs - OM	6/17/2024	5/14/2024	—	—	1,085	4,341	8,682	—	597,018
RSUs	6/17/2024	5/14/2024	—	—	—	—	—	21,813	2,999,942
*	OM refers to operating metrics, i.e., units that are earned based on annual net bookings and non-GAAP operating income performance.
(1)	In accordance with FASB ASC Topic 718, represents the date on which the grant date fair value was established. Each grant was approved by our Compensation Committee, or the Board of Directors for our CEO, on the corresponding Approval Date next to each Grant Date.
(2)	The amounts shown represent the target and maximum amount of cash bonus awards provided for under the Executive Bonus Plan for the NEOs. The target amounts are pre-established as a percentage of salary and the maximum amounts represent 2x the target amounts, the maximum amount that could be paid to the NEO under the Executive Bonus Plan. For more information regarding our NEOs’ bonus targets and the actual cash bonus earned by each NEO for fiscal year 2025, see the Summary Compensation Table and section titled “Our NEOs’ Fiscal Year 2025 Compensation” in the “Compensation Discussion and Analysis” above.
(3)	Represents the threshold, target, and maximum units for PRSUs/performance shares with a grant date established under FASB ASC Topic 718 in fiscal year 2025. Because the grant date under FASB ASC Topic 718 occurs when the performance targets are approved, the target number of PRSUs/performance shares is calculated based on that portion of an award for which performance targets were set in fiscal 2025 as follows:

Award and Performance Metric	Tranche	Portion of Total Award with Performance Targets Set in FY25
FY25 – aTSR	one tranche covering three years	modifier
FY25 - rTSR	one tranche covering three years	3/9ths
FY25 – OM	First	2/9ths
FY24 – OM	Second	2/9ths
FY23 – OM (NEOs except Mr. Canfield)	Third	2/9ths
FY23 – PSUs (Mr. Canfield)	Third	2/6ths

For the PRSUs/performance shares that are earned based on operating metrics, the threshold is calculated assuming threshold performance was achieved for one of the metrics only. For all PRSUs/performance shares, the maximum is calculated assuming maximum performance was met for all metrics.

For purposes of this table:

•	PRSUs-aTSR represent PRSUs that vest based on EA's absolute TSR exceeding threshold performance measured over a three-year performance period; while the absolute TSR metric is structured as a modifier to the target underlying PRSU award for each NEO, for accounting purposes, it is required to be included as a separate grant in this table;
•	PRSUs-rTSR represent PRSUs that vest based on EA’s Relative TSR Percentile measured over a three-year performance period;
•	PRSUs-OM represent PRSUs/performance shares that are earned based on the attainment of annual operating metric targets during each year of a three-year performance period;
•	If any PRSUs become eligible to vest, they will cliff vest after the end of the applicable three-year performance period (May 20, 2027 for fiscal year 2025 PRSUs, May 20, 2026 for fiscal year 2024 PRSUs and May 20, 2025 for fiscal year 2023 PRSUs).

PSUs were granted to Mr. Canfield in his role before he was appointed to the Chief Financial Officer position. PSUs represent performance shares that are earned based on the attainment of annual operating metrics during a one-year performance period. If any PSUs become eligible to vest, they will vest at the end of the applicable one-year performance period (May 20, 2025 for fiscal year 2023 PSUs (third and final tranche)).
Vesting of all performance awards is subject to the NEO’s continuous employment on the applicable vesting date.
For additional information regarding the specific terms of the PRSUs/performance shares granted in fiscal year 2025, see the sections titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives” in the “Compensation Discussion and Analysis” above.
(4)	Represents awards of RSUs. The RSUs granted to our NEOs vested as to 33% of the units on May 16, 2025; the remainder of the units will vest in approximately equal increments every six months thereafter until the award is fully vested on May 16, 2027, subject to the NEO's continued employment through each applicable vesting date. For additional information regarding the specific terms of the RSUs granted to our NEOs in fiscal year 2025, see the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives” in the “Compensation Discussion and Analysis” above.
(5)	Amounts determined pursuant to FASB ASC Topic 718. For grants of RSUs, represents the aggregate grant date fair value of RSUs calculated using the closing price of our common stock on the grant date. For grants of PRSUs that are earned based on the achievement of operating metrics, the grant date fair value reported is based upon the closing price of our common stock and the assessed probability of achievement of the operating metrics, on the grant date. For grants of PRSUs that are subject to market conditions related to total stockholder return (whether absolute or relative), the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation method. For a more detailed discussion of the valuation methodology and assumptions used to calculate grant date fair value, see Note 15 “Stock-Based Compensation, Employee Benefit Plans and Stock Repurchase Program,” to the Consolidated Financial Statements in our Annual Report. The Relative TSR PRSUs and Absolute TSR PRSUs granted to our NEOs in fiscal year 2025 are referred to as “Market-Based Restricted Stock Units” in Note 15 to the Consolidated Financial Statements in our Annual Report.

2025 PROXY STATEMENT     45

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year 2025 Year-End Table

The following tables show information regarding outstanding stock options, RSUs, and PRSUs held by our NEOs as of the end of fiscal year 2025.

All outstanding equity awards were granted pursuant to our 2019 Equity Incentive Plan (the “2019 EIP”). The market value of the unvested RSUs and PRSUs is determined by multiplying the number of unvested units by $144.25, the per share closing price of the Company’s common stock on March 28, 2025, the last trading day of fiscal year 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Andrew Wilson	6/17/2024	—		—	40,900	(1)	5,899,825
	6/17/2024	—		—	36,428	(2)	5,254,739
	6/17/2024	17,336	(3)	2,500,718	—		—
	6/17/2024	72,711	(4)	10,488,562	—		—
	6/16/2023	—		—	31,930	(5)	4,605,903
	6/16/2023	35,802	(6)	5,164,439	—		—
	6/16/2023	31,867	(4)	4,596,815	—		—
	6/16/2022	16,962	(7)	2,446,769	—		—
	6/16/2022	36,361	(8)	5,245,074	—		—
	6/16/2022	7,032	(9)	1,014,366	—		—
Stuart Canfield	6/17/2024	—		—	13,088	(1)	1,887,944
	6/17/2024	—		—	11,657	(2)	1,681,522
	6/17/2024	5,547	(3)	800,155	—		—
	6/17/2024	23,267	(4)	3,356,265	—		—
	6/22/2023	—		—	9,584	(5)	1,382,492
	6/22/2023	10,746	(6)	1,550,111	—		—
	6/22/2023	9,565	(4)	1,379,751	—		—
	6/16/2022	1,678	(10)	242,052	—		—
	6/16/2022	1,172	(9)	169,061	—		—
Laura Miele	6/17/2024	—		—	16,360	(1)	2,359,930
	6/17/2024	—		—	14,572	(2)	2,102,011
	6/17/2024	6,933	(3)	1,000,085	—		—
	6/17/2024	29,084	(4)	4,195,367	—		—
	6/16/2023	—		—	15,576	(5)	2,246,838
	6/16/2023	17,463	(6)	2,519,038	—		—
	6/16/2023	15,544	(4)	2,242,222	—		—
	6/16/2022	9,423	(7)	1,359,268	—		—
	6/16/2022	20,199	(8)	2,913,706	—		—
	6/16/2022	3,907	(9)	563,585	—		—

46

EXECUTIVE COMPENSATION TABLES

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Mala Singh	6/17/2024	—		—	8,180	(1)	1,179,965
	6/17/2024	—		—	7,286	(2)	1,051,006
	6/17/2024	3,466	(3)	499,971	—		—
	6/17/2024	21,813	(4)	3,146,525	—		—
	6/16/2023	—		—	7,138	(5)	1,029,657
	6/16/2023	8,004	(6)	1,154,577	—		—
	6/16/2023	10,687	(4)	1,541,600	—		—
	6/16/2022	3,926	(7)	566,326	—		—
	6/16/2022	8,416	(8)	1,214,008	—		—
	6/16/2022	2,442	(9)	352,259	—		—
Jacob Schatz	6/17/2024	—		—	8,180	(1)	1,179,965
	6/17/2024	—		—	7,286	(2)	1,051,006
	6/17/2024	3,466	(3)	499,971	—		—
	6/17/2024	21,813	(4)	3,146,525	—		—
	6/16/2023	—		—	7,138	(5)	1,029,657
	6/16/2023	8,004	(6)	1,154,577	—		—
	6/16/2023	10,687	(4)	1,541,600	—		—
	6/16/2022	3,926	(7)	566,326	—		—
	6/16/2022	8,416	(8)	1,214,008	—		—
	6/16/2022	2,442	(9)	352,259	—		—
(1)	Represents the PRSUs, assuming target achievement, that vest based on our Absolute TSR performance over the three-year performance period covering fiscal years 2025 through 2027. The Absolute TSR metric is structured as a modifier to the target underlying PRSU award for each NEO (though for accounting purposes, it is required to be disclosed as a separate grant in the Fiscal Year 2025 Grants of Plan-Based Awards Table above and, accordingly, disclosed in this table as well). Any earned PRSUs are eligible to vest on May 16, 2027. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Fiscal Year 2025 Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(2)	Represents the PRSUs, assuming target achievement, that vest based on our Relative TSR performance over the three-year performance period covering fiscal years 2025 through 2027. Any earned PRSUs are eligible to vest on May 16, 2027. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Fiscal Year 2025 Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(3)	For the PRSUs that vest based on performance against annual operational metrics, the amount includes only PRSUs relating to the portion of the award for which the fiscal year 2025 performance targets were approved and reflects the number of PRSUs earned based on performance against the fiscal year 2025 goals. Any earned PRSUs are eligible to vest on May 16, 2027. The portion of the PRSUs that vest based on net bookings and non-GAAP operating income targets for fiscal years 2026 and 2027 will be disclosed in the compensation tables for the fiscal year in which the related performance targets are approved. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Fiscal Year 2025 Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(4)	Represents an award of RSUs that vested or will vest as to 1/3 of the units one month prior to the first anniversary of the grant date, with 1/6th of the award vesting every six months thereafter until the award is fully vested.
(5)	Represents the PRSUs, assuming target achievement, that vest based on our Relative TSR performance over the three-year performance period covering fiscal years 2024 through 2026. Any earned PRSUs are eligible to vest on May 20, 2026.
(6)	For the PRSUs that vest based on performance against annual operational metrics, the amount includes only PRSUs relating to the portion of the award for which the fiscal year 2024 and fiscal year 2025 performance targets were approved and reflects the total number of PRSUs earned based on performance against fiscal year 2024 and fiscal year 2025 goals. Any earned PRSUs are eligible to vest on May 20, 2026. The portion of the PRSUs that vest based on net bookings and non-GAAP operating income targets for fiscal year 2026 will be disclosed in the compensation tables in next year’s Proxy Statement. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Prior PRSU Awards” in the “Compensation Discussion and Analysis” above.
(7)	Represents the PRSUs granted in June 2022 that were earned based on EA’s Relative Nasdaq-100 TSR Percentile for the 36-month measurement period ending March 29, 2025. The earned PRSUs vested on May 20, 2025. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the PRSUs that were earned at the end of fiscal year 2024 and vested in May 2025, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Prior PRSU Awards” in the “Compensation Discussion and Analysis” above.

2025 PROXY STATEMENT     47

EXECUTIVE COMPENSATION TABLES

(8)	For the PRSUs that vest based on performance against annual operational metrics, the amount includes PRSUs relating to the portion of the award for which the fiscal year 2023, fiscal year 2024, and fiscal year 2025 performance targets were approved and reflects the total number of PRSUs earned based on performance against fiscal 2023, fiscal year 2024, and fiscal year 2025 goals. The earned PRSUs vested on May 20, 2025. For additional information regarding the specific terms of these PRSUs, see the discussion under the section titled “Our NEOs’ Fiscal Year 2025 Compensation—Long-Term Equity Incentives—Prior PRSU Awards” in the “Compensation Discussion and Analysis” above.
(9)	Represents an award of RSUs that vested as to ½ of the units one month prior to the first anniversary of the grant date, with 1/8th of the award vesting every six months thereafter until the award is fully vested.
(10)	PSUs were granted to Mr. Canfield in his role before he was appointed to the Chief Financial Officer position. PSUs represent performance shares that vest based on the attainment of annual operating metrics during a one-year performance period. This entry includes only PSUs relating to the portion of the award for which the fiscal year 2025 performance targets were approved and reflects the number of PSUs earned based on performance against such fiscal year 2025 targets. These earned PRSUs vested on May 20, 2025.

Fiscal Year 2025 Option Exercises and Stock Vested Table

The following table shows all RSUs and performance shares that vested and the value realized upon vesting, by our NEOs during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Andrew Wilson	—	—	110,439	14,689,871
Stuart Canfield	—	—	22,075	3,047,359
Laura Miele	—	—	54,684	7,285,401
Mala Singh	—	—	31,231	4,188,275
Jacob Schatz	—	—	31,231	4,188,275
(1)	There was no stock option activity during fiscal year 2025.
(2)	Represents shares of EA common stock released upon vesting of RSUs and/or performance shares during fiscal year 2025.
(3)	The value realized upon vesting is calculated by multiplying the number of units vested by the closing price of EA common stock on the trading day prior to the vesting date.

48

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

Termination of Employment

Our NEOs have not entered into employment agreements with the Company. In connection with a termination of employment, all outstanding equity awards held by our NEOs will be forfeited unless the applicable NEO’s employment is terminated for reasons due to death, disability, or in connection with a change in control of the Company.

Treatment of Equity Awards Upon Death or Disability

TIME-BASED RSUs. Our equity award agreements for all award recipients, including our NEOs, provide that any unvested RSUs will vest in full on the date of a participant’s death, as long as the participant has been employed by us for at least 12 months prior to the date of death. In addition, our award agreements for all award recipients provide that if a participant’s employment terminates due to disability, a pro-rata portion of the RSUs will vest, which calculation will be based on the number of RSUs scheduled to vest on the next anniversary of the grant date multiplied by the number of months worked during the 12 months preceding such anniversary date, divided by 12.

PERFORMANCE-BASED RSUs. The equity award agreements for our PRSUs provide that in the event of an NEO’s death, any unvested PRSUs as of the date of death will remain eligible to vest on the regularly scheduled vest dates for the applicable award, based on actual performance, as long as the NEO has been employed by us for at least 12 months prior to the date of death. The same treatment applies if an NEO terminates employment due to disability, except that the number of unvested PRSUs that remain eligible to vest on the regularly scheduled vest dates for the applicable award is determined on a pro-rata basis, based on the number of months worked by the NEO from the beginning of the performance period through the date of termination, divided by the number of months in the applicable measurement period.

Termination of Employment in Connection with a Change in Control

Electronic Arts Change in Control Severance Plan

Our NEOs participate in the Electronic Arts Inc. Amended and Restated Change in Control Severance Plan (the “CIC Plan”). The CIC Plan is a “double-trigger” plan, which provides Senior Vice Presidents and above with payments and benefits if their employment is terminated without “cause” or if they resign for “good reason” (each, as defined in the CIC Plan) during the three-month period preceding or 18-month period following a change in control of the Company (and the Compensation Committee determines the termination of employment was made in connection with the change in control) (a “Qualifying Termination”). The CIC Plan payments and benefits include a lump sum cash severance payment, consisting of 1.5 times (or 2 times for the CEO) the sum of annual base salary, as in effect immediately prior to the date of termination, and target annual cash bonus opportunity for the year of termination, a payment equal to the applicable monthly COBRA premium for continued health benefits for 18 months (or 24 months for our CEO), and full vesting of all outstanding and unvested equity awards, other than performance-based equity awards, the vesting of which is governed by the terms of the applicable equity award agreements, as described below. As a condition to our NEOs’ right to receive the payments and benefits provided under the CIC Plan, the NEO is required to execute a release of claims against the Company (unless the requirement is waived) that includes a non-defamation provision.

The CIC Plan does not provide for any additional payments or benefits (for example, tax gross-ups or reimbursements) in the event that the payments under the CIC Plan and other arrangements offered by the Company or its affiliates cause an executive officer to owe an excise tax under Sections 280G and 4999 of the Code (“Section 280G”). However, the CIC Plan provides that if an executive officer would receive a greater net after-tax benefit by having his or her CIC Plan payments reduced to an amount that would avoid the imposition of the Section 280G excise tax, then his or her payment will be reduced accordingly.

2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES

Performance-Based RSUs

Pursuant to the terms of PRSU awards, if a change in control of the Company occurs prior to the expiration of the performance period and the NEO remains employed by the Company or the Company’s successor entity, the PRSUs may vest on their scheduled vesting date(s) following the change in control of the Company. The number of outstanding and unvested PRSUs that remain eligible to vest on the applicable vest dates (or vesting opportunities), which we refer to as “Eligible Units,” will be determined based on actual or target performance, as follows.

Net Bookings and Non-GAAP Operating Income PRSUs

■  If the change in control occurs during the first measurement period of the performance period, the number of Eligible Units will be based on target performance.

■  If the change in control occurs on or after completion of the first measurement period of the performance period, the number of Eligible Units will be equal to (a) actual performance for each completed measurement period and (b) the greater of the target and actual level of performance for each remaining measurement period.

Relative TSR PRSUs

■  If the change in control occurs during the first measurement period of the performance period, the number of Eligible Units will be based on target performance.

■  If the change in control occurs on or after completion of the first measurement period of the performance period, the number of Eligible Units will be based on actual performance through the last business day preceding the change in control.

Absolute TSR PRSUs	■ The number of Eligible Units will be based on actual performance through the last business day preceding the change in control.

If the employment of the NEO is terminated due to a Qualifying Termination (i.e., a termination without “cause” or a resignation for “good reason” during the three-month period preceding or 18-month period following a change in control of the Company, and the Compensation Committee determines the termination of employment was made in connection with the change in control), the Eligible Units will vest in full upon the date of such Qualifying Termination, subject to the timely execution of a severance agreement and release of claims against the Company. Any reduction of the recipient’s awards in respect of Section 280G would be applied in the same manner with respect to the PRSUs as under the CIC Plan.

Estimated Potential Payments Upon Termination

The following table sets forth an estimate of the potential payments and benefits under the terms of our equity award agreements and the CIC Plan that would be payable to our NEOs assuming they incurred a qualifying termination of employment due to death, disability or in connection with a change in control, in each case, on March 29, 2025, the last day of fiscal year 2025. For purposes of the estimates below, we used the closing price of our common stock on March 28, 2025 (the last trading day of fiscal year 2025) of $144.25 per share.

Name	Cash Severance ($)(1)	RSUs ($)(2)	PRSUs ($)(3)	Other ($)(4)	Total ($)
Andrew Wilson
Termination due to Death	—	16,099,743	—	—	16,099,743
Termination due to Disability	—	5,539,200	—	—	5,539,200
Qualifying Termination	9,100,000	16,099,743	30,479,742	72,993	55,752,478
Stuart Canfield
Termination due to Death	—	4,905,077	—	—	4,905,077
Termination due to Disability	—	1,180,254	—	—	1,180,254
Qualifying Termination	2,100,000	4,905,077	8,138,008	18,143	15,161,228
Laura Miele
Termination due to Death	—	7,001,174	—	—	7,001,174
Termination due to Disability	—	2,483,408	—	—	2,483,408
Qualifying Termination	2,784,375	7,001,174	14,352,442	49,661	24,187,652
Mala Singh
Termination due to Death	—	5,040,384	—	—	5,040,384
Termination due to Disability	—	1,755,234	—	—	1,755,234
Qualifying Termination	1,950,000	4,098,176	6,596,553	49,661	12,694,390

50

EXECUTIVE COMPENSATION TABLES

Name	Cash Severance ($)(1)	RSUs ($)(2)	PRSUs ($)(3)	Other ($)(4)	Total ($)
Jake Schatz
Termination due to Death	—	5,040,384	—	—	5,040,384
Termination due to Disability	—	1,755,234	—	—	1,755,234
Qualifying Termination	1,950,000	5,040,384	6,596,553	54,745	13,641,682
(1)	Represents the sum of each NEO’s annual base salary as of March 29, 2025, and target cash bonus opportunity for fiscal year 2025, respectively, multiplied by 2 for Mr. Wilson and by 1.5 for our other NEOs.
(2)	Termination due to Death: Represents the value of unvested RSUs that would accelerate and vest in full assuming a termination date of March 29, 2025. Accelerated vesting in the event of death is consistent with the treatment applicable to all employees with RSUs.
Termination due to Disability: Represents the value of unvested RSUs that would accelerate on a pro-rata basis assuming a termination date March 29, 2025, based on the number of RSUs scheduled to vest on the next anniversary of the grant date multiplied by the number of months worked during the 12 months preceding such anniversary date, divided by 12.
Qualifying Termination: Represents the value of unvested RSUs that would become vested assuming a Qualifying Termination occurred on March 29, 2025.
(3)	Termination due to Death: Upon a termination due to death, PRSUs remain eligible to vest on their regularly scheduled vest dates, based on actual performance for the applicable metric at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of March 29, 2025.
Termination due to Disability: Upon a termination due to disability, PRSUs remain eligible to vest on their regularly scheduled vest dates on a pro-rata basis, based on actual performance at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of March 29, 2025.
Qualifying Termination: Represents the estimated value of unvested PRSUs that would accelerate and vest assuming a Qualifying Termination occurred on March 29, 2025, calculated based on the following:

Award Month & Year	Net Bookings and Non- GAAP Operating Income PRSUs	Relative TSR PRSUs	Absolute TSR PRSUs
June 2024	■ actual performance for the first tranche ■ target performance for the second and third tranches	actual performance based on how relative TSR was tracking for each of these grants as of March 29, 2025	actual performance based on how absolute TSR was tracking for this grant as of March 29, 2025
June 2023	■ actual performance for first and second tranches ■ target performance for the third tranche		N/A
June 2022	■ actual performance for all three tranches		N/A
(4)	Represents a payment equal to the estimated monthly COBRA premiums for 18 months (or 24 months for our CEO).

2025 PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2025 Pay Ratio

For fiscal year 2025, the annual total compensation of our median employee was $117,302, and the annual total compensation of Mr. Wilson, was $30,529,835. The ratio of these amounts is 260 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

To identify our median employee, we used a consistently applied compensation measure (“CACM”) for all employees on our worldwide payroll as of March 15, 2025, including full time, part-time, regular, and temporary employees.

Our CACM consisted of the following elements of compensation, as obtained from our internal payroll and other systems:

■	base salary as of March 15, 2025 (annualized for permanent employees on leave of absence or not employed for the full year);
■	discretionary bonuses (performance or other one-time payments) paid to employees in fiscal year 2025;
■	the grant date fair market value of equity awards granted to employees in fiscal year 2025; and
■	exchange rates were applied as of the determination date to convert all non-U.S. currencies into U.S. dollars.

Other than annualizing base salary for permanent employees, we did not make any compensation adjustments whether for cost of living or otherwise in the identification process.

The median employee’s annual total compensation for fiscal year 2025 was calculated in USD and determined using the same methodology used to determine Mr. Wilson’s annual total compensation set forth in the “Fiscal Year 2025 Summary Compensation Table.”

As permitted under SEC rules, we are using the same median employee identified for purposes of calculating the CEO pay ratio in fiscal years 2023 and 2024. We believe there has been no change in fiscal year 2025 to our employee population, employee compensation arrangements, or the circumstances of that median employee since he or she was first identified that would result in a significant change to our pay ratio.

SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

52

EXECUTIVE COMPENSATION TABLES

Pay Versus Performance Table

The following table provides information regarding the compensation paid to our principal executive officer (or PEO) and non-PEO NEOs for the fiscal years ended March 31, 2025, 2024, 2023, 2022 and 2021, and certain measures of Company performance for such periods. We are using non-GAAP net revenue as the Company Selected Measure.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income (In Millions) ($)	Non- GAAP Net Revenue (In Millions)(5) ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2025	30,529,835	29,242,935	9,257,166	9,041,012	148	221	1,121	7,355
2024	25,643,093	24,758,368	6,883,584	8,222,584	135	206	1,273	7,430
2023	20,659,002	9,942,539	8,383,839	3,432,972	122	166	802	7,341
2022	19,858,539	9,862,702	9,279,183	5,423,948	127	183	789	7,515
2021	39,165,820	43,921,635	10,591,829	13,798,185	135	170	837	6,190
(1)	The named executive officers for each applicable year are:

Year	PEO	Non-PEO NEOs
2025	Andrew Wilson	Laura Miele, Stuart Canfield, Mala Singh, Jake Schatz.
2024	Andrew Wilson	Laura Miele, Stuart Canfield, Mala Singh, Jake Schatz, Chris Suh.
2023	Andrew Wilson	Laura Miele, Chris Suh, Chris Bruzzo, Mala Singh, Kenneth Moss.
2022	Andrew Wilson	Laura Miele, Chris Suh, Kenneth Moss, Chris Bruzzo, Blake Jorgensen.
2021	Andrew Wilson	Laura Miele, Kenneth Moss, Chris Bruzzo, Blake Jorgensen.
(2)	The amounts reported in this column represent “compensation actually paid” to our PEO and other NEOs (on average), as calculated in accordance with Item 402(v) of Regulation S-K. To determine “compensation actually paid,” the amounts reported in the “Total” column of the Summary Compensation Table for the applicable year were adjusted as follows:

Year	Executives	Summary Compensation Table Total ($)	Deduct Summary Compensation Table Stock Awards ($)	Add Year-End Value of Unvested Equity Granted in Year ($)	Add Change in Value of Unvested Awards Granted in Prior Years ($)	Add Change in Value of Vested Equity Granted in Prior Years ($)	Compensation Actually Paid ($)
2025	PEO	30,529,835	25,710,910	23,873,495	512,524	37,991	29,242,935
	Non-PEO NEOs*	9,257,166	7,798,164	7,283,456	238,624	59,930	9,041,012
* Presented on an averaged basis

(3)	The amounts reported in this column reflect the Company’s cumulative TSR as of March 31 of each year presented, assuming an initial fixed $100 investment on March 31, 2020.
(4)	The peer group used for relative TSR is the RDG Technology Composite Index which is the same peer group the Company uses for its Item 201(e) of Regulation S-K disclosure, assuming an initial fixed $100 investment on March 31, 2020.
(5)	We identified Non-GAAP Net Revenue as our Company-Selected Measure. Non-GAAP Net Revenue is calculated by adding total GAAP net revenue to the change in deferred net revenue for online-enabled games. Additional information regarding use of non-GAAP measures and reconciliations to the most direct comparable GAAP measures can be found on Appendix A.

2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES

Relationship between “Compensation Actually Paid” and TSR

Relationship between “Compensation Actually Paid” and Net Income

Relationship between “Compensation Actually Paid” and Non-GAAP Net Revenue

Most Important Performance Measures

The performance measures identified below represent the measures the Company considers the most important in its executive compensation program linking pay to performance for fiscal year 2025. The use of each measure is discussed in the Compensation Discussion and Analysis—Our NEOs’ Fiscal Year 2025 Compensation.

Most Important Performance Measures
Non-GAAP Net Revenue*
Non-GAAP Earnings Per Share*
Non-GAAP Operating Income*

*	Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.

54

EXECUTIVE COMPENSATION TABLES

Equity Compensation Plan Information

The following table shows information, as of March 29, 2025, regarding shares of our common stock authorized for issuance under our 2019 EIP, our 2000 Equity Incentive Plan (which terminated on August 8, 2019) (“2000 EIP”), and our 2000 Employee Stock Purchase Plan, as amended (“ESPP”).

Plan Category	Number Of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights(2) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	8,786,811(1)	—	12,748,194(3)
Equity compensation plans not approved by security holders	—	—	—
Total(4)	8,786,811		12,748,194
(1)	Includes (a) 66,298 unvested time-based and performance-based restricted stock unit awards outstanding under the 2000 EIP; and (b) 8,720,513 unvested time-based and performance-based restricted stock unit awards outstanding under the 2019 EIP.
(2)	There were no outstanding options, warrants, or rights subject to exercise under the 2000 EIP or 2019 EIP as of March 29, 2025.
(3)	Prior to August 1, 2024, each full value award granted under the 2019 EIP reduced the number of shares available for issuance under our 2019 EIP by 1.43 shares. However, as of August 1, 2024, each full value award granted reduces the number of shares available for issuance by 1 share, and each stock option granted continues to reduce the number of shares available for issuance by 1 share. Awards covering a maximum of 10,633,570 shares are available for issuance under the 2019 EIP. There are 2,114,624 shares available for purchase by our employees under the ESPP.
(4)	The table does not include information with respect to shares subject to outstanding awards assumed by us in connection with the acquisition of Glu Mobile Inc. As of March 29, 2025, 10,648 shares of our common stock were issuable upon exercise of outstanding options and the release of restricted stock units assumed in connection with this acquisition. The weighted average exercise price of such outstanding options was $63.51 per share. Other than the awards we assumed in connection with this acquisition, no additional equity awards may be granted under any assumed arrangement related to the acquisition.

2025 PROXY STATEMENT	55

Audit Matters

Selection and Engagement of Independent Registered Public Accounting Firm

KPMG LLP has audited the financial statements of the Company and its consolidated subsidiaries since fiscal year 1987. The Audit Committee and the Board of Directors believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company as set forth in more detail below. Representatives from KPMG LLP have direct access to the members of the Audit Committee and Board of Directors. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders and make a statement if they desire to do so.

Services Provided by the Independent Auditor

KPMG LLP audits our consolidated operations and provides statutory audits for legal entities within our international corporate structure. Having one audit firm with a strong global presence responsible for these audits supports a coordinated approach to address issues that may impact our businesses across multiple geographies and legal entities. Few audit firms have the knowledge of our sector and the capability of servicing our global audit requirements. KPMG LLP has the geographical scope that our operations require and the accounting expertise in the matters relevant to our sector. In addition, KPMG LLP’s experience working with the Company gives them the institutional knowledge to understand our operations and processes, which we believe helps them address the relevant issues and improves the quality of the audit.

In appointing KPMG LLP as our independent auditors for fiscal year 2026, the Audit Committee has considered the performance of KPMG LLP in fiscal year 2025, as well as in prior years, and have taken into account the alternative options available to the Company. The Audit Committee and the Board of Directors have determined that it is in the best interests of the Company and its stockholders to continue KPMG LLP’s engagement.

We believe the experience and expertise held by the members of the Audit Committee give them the necessary skills to evaluate the relationship between the Company and its independent auditors and to oversee auditor independence. The Audit Committee periodically considers whether there should be rotation of our independent external audit firm. The Audit Committee is empowered under its charter to obtain advice and assistance from outside legal, accounting and other advisors as it deems appropriate.

At each meeting of the Audit Committee, Company management is provided the opportunity to meet in private session with the Audit Committee to discuss any issues relating to KPMG LLP’s engagement. Similarly, KPMG LLP regularly meets in private session with the Audit Committee with no members of Company management present.

Audit Partner Rotation

Our KPMG LLP lead audit partner has been working on the Company’s audit since the first quarter of fiscal 2021 and completed their rotation upon the filing of the Annual Report. The Audit Committee approved a new lead audit partner, who commenced work on the Company’s audit in the first quarter of fiscal 2026. Our KPMG LLP concurring audit partner has been working on the Company’s audit since the first quarter of fiscal 2024. Each audit partner may serve a maximum of five years on the Company’s audit. Candidates are proposed by KPMG LLP based on their expertise and experience and are vetted by Company management and a recommendation is made to the Audit Committee. The Audit Committee has final determination and oversight of the lead audit partner and the concurring audit partner.

56

AUDIT MATTERS

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

Description of Fees	Year Ended March 31, 2025	Year Ended March 31, 2024
Audit Fees(1)	$5,280,00	$5,126,000
Audit-related Fees(2)	114,000	35,000
Tax Fees(3)	121,000	48,000
Total	$5,515,000	$5,209,000
(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements and internal controls over financial reporting (including quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and other documents filed with the SEC, as well as Sarbanes-Oxley Section 404 compliance consultation.
(2)	Audit-Related Fees: This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” In fiscal 2025, these fees were for accounting consultations and services in connection with regulatory filings in our international jurisdictions.
(3)	Tax Fees: This category includes compliance services rendered for U.S. and foreign tax compliance and returns and advisory services related to emerging worldwide tax laws and regulations.

Pre-approval Procedures

The Audit Committee is required to pre-approve the engagement of, and fees incurred by, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP and the related fees comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. In some cases, pre-approval for a particular category or group of services and the related fees are provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services and the related fees up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee reviews quarterly the status of all pre-approved services and the related fees to date and approves any new services and the related fees to be provided.

In determining whether to grant a pre-approval, the Audit Committee considers the level of non-audit fees incurred to date as a percentage of the total annual fees paid to KPMG LLP. In addition, the Audit Committee considers additional factors to assess the potential impact on auditor independence of KPMG LLP performing such services, including whether the services are permitted under the rules and recommendations of the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants, the Nasdaq Stock Market, whether the proposed services are permitted under EA’s policies, and whether the proposed services are consistent with the principles of the SEC’s auditor independence rules. The Company also annually confirms with each of its directors and executive officers whether there are any relationships that they are aware of with KPMG LLP that may impact the auditor independence evaluation. The Audit Committee considered and determined that fees for services other than audit and audit-related services paid to KPMG LLP during fiscal year 2025 are compatible with maintaining KPMG LLP’s independence.

2025 PROXY STATEMENT	57

AUDIT MATTERS

Report of the Audit Committee of the Board of Directors

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2025. The Audit Committee is currently comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the Nasdaq Stock Market Rules, as well as the independence requirements of the SEC. During fiscal year 2025, the Audit Committee consisted of Kofi A. Bruce, Jeffrey T. Huber, and Richard A. Simonson. The Board of Directors has determined that each of Mr. Bruce and Mr. Simonson meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (the “independent auditors”), is responsible for performing an independent audit of the Company’s (1) financial statements and expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and (2) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing an opinion thereon.

The Audit Committee assists the Board of Directors in its oversight responsibility with respect to the integrity of EA’s accounting policies, internal control function and financial reporting processes. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; oversees EA’s internal audit function; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; oversees tax and treasury matters; oversees EA’s enterprise risk management program; assesses the independence of the independent auditors; and is directly responsible for the appointment, retention, compensation and oversight of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Company management has represented to the Audit Committee that the Company’s consolidated financial statements for the most recently completed fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with Company management and the independent auditors. Company management has represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and SEC, including the quality and acceptability of the Company’s financial reporting and internal control processes. The Audit Committee also has discussed with the Company’s independent auditors the scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee also has considered whether the provision of any non-audit services (as described above under the heading “Audit Matters” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company are compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent auditors.

In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal year 2025 be included for filing with the SEC in the Company’s Annual Report. The Audit Committee also has approved the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2026.

AUDIT COMMITTEE

Kofi A. Bruce (Chair)
Richard A. Simonson
Jeffrey T. Huber

58

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of June 17, 2025, the number of shares of our common stock owned by our directors, NEOs, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. From time to time we engage in ordinary course business transactions with other companies in which one or more of our greater-than-5% beneficial owners may have an investment. As of June 17, 2025, there were 251,271,874 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

Stockholder Name	Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares(3)
The Vanguard Group Inc.(4)	29,159,500	—	11.60%
The Public Investment Fund(5)	24,807,932	—	9.87%
Blackrock, Inc.(6)	22,383,518	—	8.91%
State Street Corporation(7)	14,996,539	—	5.97%
Andrew Wilson(8)	149,483	—	*
Stuart Canfield	14,533	3,188	*
Laura Miele	63,092	—	*
Mala Singh(9)	38,131	—	*
Jacob Schatz	29,948	—	*
Kofi A. Bruce	6,000	1,746	*
Rachel A. Gonzalez	8,108	1,746	*
Jeffrey T. Huber(10)	96,169	1,746	*
Talbott Roche	25,095	1,746	*
Richard A. Simonson	74,066	14,780	*
Luis A. Ubiñas	—	52,280	*
Heidi J. Ueberroth	11,102	8,115	*
All current executive officers and directors as a group (13) persons(11)	526,271	85,347.24%
*	Less than 1%
(1)	Unless otherwise indicated in the footnotes, includes shares of common stock for which the named person has sole or shared voting and investment power. This column excludes shares of common stock that may be acquired through stock option exercises, which are included in the column “Right to Acquire.”
(2)	Includes (a) shares of common stock that may be acquired through stock option exercises and releases of RSUs within 60 days of June 17, 2025, (b) in the case of Mr. Simonson, reflects 13,034 RSUs that have vested but have been deferred, (c) in the case of Mr. Ubiñas, reflects 50,534 RSUs that have vested but have been deferred and (d) in the case of Ms. Ueberroth, reflects 6,369 RSUs that have vested but have been deferred.
(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the release of vested RSUs within 60 days of June 17, 2025.
(4)	As of March 28, 2024, based on information contained in a report on Schedule 13G/A filed with the SEC on April 10, 2024 by The Vanguard Group, reporting shared voting power over 312,028 shares of common stock, sole dispositive power over 28,077,176 shares of common stock, shared dispositive power over 1,082,324 and sole voting power over no shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	As of December 31, 2023, based on information contained in a report on Schedule 13G/A filed with the SEC on February 14, 2024, by The Public Investment Fund, reporting sole voting and dispositive power over 24,807,932 shares of common stock, and shared voting and dispositive power over no shares. The address for The Public Investment Fund is The Public Investment Fund Tower, King Abdullah Financial District (KAFD), Al Aqiq District, Riyadh, Kingdom of Saudi Arabia.
(6)	As of March 31, 2025 based on information contained in a report on Schedule 13G/A filed with the SEC on April 17, 2025 by Blackrock, Inc., reporting sole voting power over 20,489,682 shares of common stock, sole dispositive power over 22,383,518 shares of common stock, and shared voting and dispositive power over no shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(7)	As of December 31, 2023, based on information contained in a report on Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation, reporting shared voting power over 10,466,791 shares of common stock, shared dispositive power over 14,954,343 shares of common stock, and sole voting and dispositive power over no shares of common stock. The address for State Street Corporation is 1 Congress Street, Suite 1, Boston, A 02114-2016.
(8)	Includes 67, 393 shares of common stock held by Mr. Wilson’s family trust and 82,090 shares of common stock held in trust for the benefit of Mr. Wilson’s descendants. Mr. Wilson has investment control over, and pecuniary interest in, shares held in his family trust. Mr. Wilson has investment control over shares held in trusts for his descendants.
(9)	Includes 38,131 shares of common stock held by Ms. Singh’s family trust. Ms. Singh has investment control over, and pecuniary interest in, shares held in her family trust.
(10)	Includes 304 shares of common stock held directly by Mr. Huber, 67,412 shares of common stock held by Mr. Huber’s family trust 28,453 shares of common stock held by trusts over which Mr. Huber maintains investment control and pecuniary interest.
(11)	Includes all executive officers and directors of EA as of the date of this filing.

2025 PROXY STATEMENT	59

STOCK OWNERSHIP INFORMATION

Stock Ownership Requirements

Directors

Each non-employee director is required, within five years of becoming a director, to own a number of shares of EA common stock having a value of at least five years’ annual retainer for service on our Board of Directors. Mr. Huber is eligible to satisfy his ownership requirements through holdings of EA common stock through certain trusts over which Mr. Huber maintains investment control and pecuniary interest.

Non-employee directors are permitted to include the value of vested, but deferred, RSUs toward their ownership requirement. As of the end of fiscal year 2025, each of our directors had fulfilled his or her ownership requirements.

Section 16 Officers

In accordance with our stock ownership guidelines, Section 16 officers must maintain stock ownership equal to the minimum ownership requirements listed in the table below.

Position	Stock Ownership Value as a Multiple of Base Salary
CEO
Executive Vice President
Senior Vice President

We test the stock ownership holding requirement on an annual basis, and any Section 16 officer not in compliance with these guidelines must hold 50% of any net after-tax shares vesting from equity awards until the applicable requirement is met. The Compensation Committee last reviewed the stock ownership requirements in May 2025. As of May 2025, each of our Section 16 officers had either met their then-applicable stock ownership holding requirement or had not yet reached the date on which they are required to meet ownership requirements, which is generally 50 months from the date of hire, appointment, or promotion. For promotions, executives must maintain their prior-level minimum holding requirements during any applicable transition period.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from executive officers and directors, we believe that during the fiscal year ended March 31, 2025, all required reports were filed on a timely basis, except that, due to an administrative error, one Form 4 was filed for Andrew Wilson on September 30, 2024 with respect to one transaction that occurred on September 25, 2024.

Insider Trading, Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, officers, employees, the Company, and other covered persons. The insider trading policy is designed to promote compliance by our employees and directors with both federal and state insider trading laws, rules and regulations. In addition, our insider trading policy prohibits our directors, executive officers, employees, those living in their respective households, and family members whose transactions are influenced or controlled by such director, executive officer or employee from engaging in any hedging transaction with the Company’s securities, buying the Company’s securities on margin, or otherwise trading in any derivative of the Company’s securities (including put and/or call options, swaps, forwards or futures contracts, short sales or collars). Our directors and Section 16 officers also are prohibited from pledging our stock as collateral for any loan.

60

Proposals to be Voted on

PROPOSAL 1

Election of Directors

At the Annual Meeting, stockholders will elect eight directors to hold office for a one-year term until the next annual meeting (or until their respective successors are appointed). All nominees have consented to serve a one-year term, if elected. For additional information regarding the nominees and our corporate governance practices, including our director resignation policies and refreshment practices, please see the sections of this Proxy Statement entitled “Proxy Highlights,” and “Board of Directors and Corporate Governance.”

The 2025 election of directors will be uncontested. Accordingly, EA’s Amended and Restated Bylaws provide that in an uncontested election of directors each nominee must receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board of Directors.

The Board of Directors has nominated the following directors to stand for re-election. Each of our director nominees currently serves on the Board of Directors and was elected to a one-year term at the 2024 annual meeting.

■	Kofi A. Bruce	■	Talbott Roche	■	Heidi J. Ueberroth
■	Rachel A. Gonzalez	■	Richard A. Simonson	■	Andrew Wilson
■	Jeffrey T. Huber	■	Luis A. Ubiñas

The Board of Directors recommends a vote FOR each of the nominees.

2025 PROXY STATEMENT	61

PROPOSALS TO BE VOTED ON

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the SEC’s proxy rules, we seek an advisory, non-binding stockholder vote with respect to the compensation of our named executive officers for fiscal year 2025. This vote, which is undertaken by us annually, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices, as disclosed in this Proxy Statement. Approval of this proposal, commonly known as a “say-on-pay” proposal, requires the affirmative vote of a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against the proposal. We are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers for fiscal year 2025, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures in this Proxy Statement.”

Our Board of Directors recommends a vote “FOR” this resolution. Our Board of Directors, Compensation Committee and EA management are committed to maintaining pay-for-performance alignment in our executive compensation program. Our pay-for-performance approach is designed to reward the achievement of Company-wide financial and business objectives, individual performance, and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business and the market for top executive talent.

At our 2024 Annual Meeting, our say-on-pay proposal received the support of 87% of the votes cast. We encourage you to review carefully the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion for a more detailed description of our executive compensation program and decisions.

Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in evaluating the future compensation of our named executive officers. We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2026 annual meeting.

The Board of Directors recommends a vote FOR the approval of the foregoing resolution.

62

PROPOSALS TO BE VOTED ON

PROPOSAL 3

Ratification of the Appointment of KPMG LLP, Independent Public Registered Accounting Firm

The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2026. Ratification of the appointment of KPMG LLP as our independent auditors is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against the proposal. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2026.

2025 PROXY STATEMENT	63

Other Information

Commonly Asked Questions and Answers

1.	Why am I receiving these materials and how do I attend the virtual meeting?

You are receiving these materials in connection with the Company’s solicitation of proxies for use at our Annual Meeting, which will take place virtually at www.virtualshareholdermeeting.com/EA2025 on Thursday, August 14, 2025 at 2:00 p.m. local time. In structuring the virtual meeting, our goal is to provide stockholders the same opportunity to participate as they would have at an in-person meeting.

This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on the proposals that will be considered at the Annual Meeting, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.	How do I attend the virtual meeting?

This year’s Annual Meeting will be accessible only through the Internet. You can participate in the Annual Meeting if you were a stockholder as of the close of business on the record date, June 17, 2025. To participate in the Annual Meeting, including to vote and ask questions, go to www.virtualshareholdermeeting.com/EA2025 and log-in using the 16-digit control number on your Notice or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may attend and vote those shares through the http://www.proxyvote.com website, then you may vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to attend and vote at the Annual Meeting.

We encourage you to join 15 minutes before the start time. Stockholders may submit questions online during the Annual Meeting at www.virtualshareholdermeeting.com/EA2025. A copy of the Annual Meeting rules of conduct will be available online at the Annual Meeting. The list of registered stockholders as of June 17, 2025 will be available for inspection by stockholders during the meeting at www.virtualshareholdermeeting.com/EA2025. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. If you have difficulty accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page. We will have technicians available to assist you.

3.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access on the Internet instead of mailing printed copies. Stockholders will receive printed copies of the proxy materials only if they request them. Instead, the Notice, which was mailed to our stockholders, provides instructions on how to access and review all the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting those materials in the Notice or you may contact the Company directly. The Company will provide you without charge, upon request, a paper or email copy of our proxy materials, including the Company’s Annual Report on Form 10-K (paper copies will be sent by first class mail). Any such request should be directed as follows: Corporate Secretary, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650) 628-1500.

4.	How can I get electronic access to the proxy materials?

The Notice or proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to our proxy website. Your election to receive proxy materials by email will remain in effect until you terminate it. We encourage you to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will help reduce paper use.

5.	Can I vote my shares by filling out and returning the Notice?

No. However, the Notice provides instructions on how to vote on the Internet or by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/EA2025 and following the instructions on the website.

64

OTHER INFORMATION

6.	Who can vote at the Annual Meeting?

Stockholders who owned common stock as of the close of business on June 17, 2025 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Annual Meeting. As a beneficial owner, you are not the stockholder of record and, as described in Question 2, may not in certain cases be able to vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote. There were 251,271,874 shares of common stock outstanding on the record date, June 17, 2025.

A quorum is required to conduct business at the Annual Meeting. A quorum exists if a majority of EA’s outstanding voting shares, or at least 125,635,938 shares, as of June 17, 2025 is present or represented by proxies at the Annual Meeting. On June 17, 2025, a total of 251,271,874 shares of common stock were outstanding and entitled to vote.

Shares are counted as present or represented at the Annual Meeting if:

■	They are entitled to vote at the Annual Meeting and are present at the Annual Meeting, or

■	The stockholder has voted on the Internet, by telephone or a properly submitted proxy card prior to 11:59 p.m. Eastern Time on August 13, 2025.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

7.	What am I voting on?

We are asking you to:

■	Elect Kofi A. Bruce, Rachel A. Gonzalez, Jeffrey T. Huber, Talbott Roche, Richard A. Simonson, Luis A. Ubiñas, Heidi J. Ueberroth and Andrew Wilson to the Board of Directors to hold office for a one-year term (Proposal 1);

■	Cast an advisory vote to approve named executive officer compensation (Proposal 2); and

■	Ratify the appointment of KPMG LLP as the Company’s independent public registered accounting firm for the fiscal year ending March 31, 2026 (Proposal 3).

8.	How do I vote my shares if I won’t be able to attend the Annual Meeting?

You do not need to attend the Annual Meeting in order to vote. You may, instead, vote on the Internet or by telephone or mail (if you have received printed proxy materials) prior to 11:59 p.m. Eastern Time on August 13, 2025. By doing so, you are giving a proxy appointing Andrew Wilson (the Company’s Chief Executive Officer), Stuart Canfield (the Company’s Chief Financial Officer), and Jacob Schatz (the Company’s EVP of Global Affairs, Chief Legal Officer and Corporate Secretary) or any of them, each with power of substitution, to vote your shares at the Annual Meeting, or any adjournment thereof, as you have instructed. If a proposal comes up for a vote at the Annual Meeting for which you have not indicated an instruction, Mr. Wilson, Mr. Canfield and Mr. Schatz, or any one of them, will vote your shares in the manner recommended by the Board of Directors and according to their best judgment. Even if you currently plan to attend the Annual Meeting, it is a good idea to vote on the Internet or, if you received printed proxy materials, by telephone or by completing and returning your proxy card before the meeting date, in case your plans change.

On the Internet or by Telephone

If you have Internet access, you may submit your proxy online by following the instructions provided in the Notice or, if you receive printed proxy materials, the proxy card. You may also vote by telephone by following the instructions provided on your proxy card or voting instruction card.

By Mail

If you receive printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

9.	What does it mean if I receive more than one Notice or proxy card?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or follow the instructions on each proxy card to vote on the Internet or by telephone, to ensure that all your shares are voted.

2025 PROXY STATEMENT	65

OTHER INFORMATION

10.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice or the Annual Report and this Proxy Statement to multiple stockholders who share the same last name and address and who have consented to householding, unless the Company has received contrary instructions from one or more of those stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, Annual Report and this Proxy Statement to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice or Annual Report and this Proxy Statement, or separate copies of these documents in the future, stockholders may write to our Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650) 628-1500.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address or phone number above. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

11.	What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

■	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Corporate Secretary at our corporate headquarters address listed above);

■	Signing and returning another proxy with a later date;

■	Voting on the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time on August 13, 2025 (your latest vote is counted); or

■	Voting at the Annual Meeting.

If your shares are held by a broker, bank or other nominee or trustee, you may contact the record holder of your shares directly.

Your proxy will not be revoked if you attend the Annual Meeting but do not vote.

12.	Who will count the votes?

A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of elections for our Annual Meeting.

13.	How are votes counted?

You may vote “for,” “against” or “abstain” with respect to each of the nominees to the Board of Directors and on each of the proposals. A share voted “abstain” with respect to any proposal is considered present at the Annual Meeting for purposes of establishing a quorum and entitled to vote with respect to that proposal but is not considered a vote cast with respect to that proposal. Thus, abstentions will not affect the outcome of Proposals 1, 2, or 3. If you are a registered stockholder and you sign and return your proxy without voting instructions, your shares will be voted as recommended by the Board of Directors and according to the best judgment of Mr. Wilson, Mr. Canfield and Mr. Schatz, or any one of them.

14.	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

If your shares are held by a broker, bank or other nominee or trustee and you do not provide your broker, bank or other nominee or trustee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter (or even when a broker is permitted to vote on that matter but chooses not to do so) without instructions from the beneficial owners and instructions are not given. Shares that constitute broker non-votes are considered present for purposes of establishing a quorum and entitled to vote with respect to that proposal but are not considered votes cast on that proposal. Broker non-votes, if any, will not affect the outcome of Proposals 1, 2 or 3. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, if your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted.

15.	How many votes must the nominees receive to be elected as directors?

In an uncontested election, our Amended and Restated Bylaws require each nominee to receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board of Directors. Since we are not aware of any intention by any stockholder to nominate one or more candidates to compete with the Board of Directors’ nominees for re-election at the Annual Meeting, the 2025 election will be uncontested.

In accordance with our Corporate Governance Guidelines, the Board of Directors expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the

66

OTHER INFORMATION

director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. The Nominating and Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to recommend and accept, as applicable, a director’s resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

Shares represented by your proxy will be voted by EA’s management “for” the election or re-election of the eight nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting.

16.	What happens if one or more of the nominees is unable to serve or for good cause will not serve?

If, prior to the Annual Meeting, one or more of the nominees notifies us that he or she is unable to serve, or for good cause will not serve, as a member of the Board of Directors, the Board of Directors may reduce the number of directors or select a substitute nominee or substitute nominees, as the case may be. In the latter case, if you have completed and returned your proxy card, Mr. Wilson, Mr. Canfield and Mr. Schatz, or any of them, may vote for any nominee designated by the incumbent Board of Directors to fill the vacancy. They cannot vote for more than eight nominees.

17.	How many votes are required to approve each of the other proposals?

The advisory vote to approve named executive officer compensation (Proposal 2) and the ratification of KPMG LLP as our independent auditor (Proposal 3) must receive a “for” vote from a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against these proposals. As an advisory vote, the results of voting on Proposal 2 are non-binding. Although non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote, along with other relevant factors, in evaluating the compensation program for our named executive officers.

Shares represented by your proxy will be voted by EA’s management in accordance with the Board of Directors’ recommendation unless you vote otherwise on your proxy or you mark your proxy to “abstain” from voting. Abstentions and broker non-votes will have no effect on the outcome of Proposals 2 or 3.

18.	What is the deadline to propose matters for consideration at the 2026 annual meeting of stockholders?

Proposals to be considered for inclusion in our proxy materials: No later than the close of business (6:00 p.m. Pacific Time) on February 24, 2026. All proposals must comply with Rule 14a-8 under the Exchange Act.

Other proposals to be brought at our 2026 annual meeting: No earlier than April 15, 2026 and no later than the close of business (6:00 p.m. Pacific Time) on May 15, 2026. The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s Amended and Restated Bylaws.

19.	What is the deadline to nominate individuals for election as directors at the 2026 annual meeting of stockholders?

Director nominations for inclusion in our proxy materials (proxy access nominees): No earlier than March 16, 2026 and no later than the close of business (6:00 p.m. Pacific Time) on April 15, 2026. The nomination must include certain information concerning the stockholder or stockholder group and the nominee, as specified in Section 1.6 of the Company’s Amended and Restated Bylaws.

Director brought pursuant to our advance notice bylaws: No earlier than April 15, 2026 and no later than the close of business (6:00 p.m.) on May 15, 2026. The nomination must include certain information concerning the stockholder and the nominee, as specified in Section 1.5 of the Company’s Amended and Restated Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

20.	Where should I send proposals and director nominations for the 2026 annual meeting of stockholders?

Stockholder proposals and director nominations should be sent in writing to Jacob Schatz, Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

21.	How can I obtain a copy of the Company’s Amended and Restated Bylaws?

Our Amended and Restated Bylaws as of the date of this Proxy Statement are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on August 15, 2022, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address above.

22.	How can I listen to the live audio webcast of the Annual Meeting?

You can listen to the live audio webcast of the Annual Meeting by going to the Investor Relations section of our website at http://ir.ea.com. An archived copy of the webcast will also be available on our website for one year following the Annual Meeting. Please note that participation in the question and answer portion of the Annual Meeting will be limited to those stockholders attending.

2025 PROXY STATEMENT	67

OTHER INFORMATION

23.	Where do I find the voting results of the meeting?

We may announce preliminary voting results at the Annual Meeting. We will also publish the final results on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (650) 628-0406. You can also get a copy on the Internet at http://ir.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

24.	Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the notices, proxy statements, proxy cards and annual reports. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of the Company’s common stock.

25.	How is the Company’s fiscal year calculated?

The Company’s fiscal year is reported on a 52- or 53-week period that ends on the Saturday nearest March 31. Our results of operations for fiscal year 2025 contained 52 weeks and ended on March 29, 2025. For simplicity of disclosure, fiscal year periods are referred to as ending on a calendar month end, even if the technical end of a fiscal year period was not the last day of a calendar month.

26.	Who can I call with any questions about my shares?

If you hold shares in street name, you may contact your broker. If you are a stockholder of record, you may call our transfer agent, Computershare, at (800) 736-3001 or (781) 575-3100 for international callers or visit their website at www.computershare.com/investor.

Other Business

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the Annual Meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

68

Appendix A:

Supplemental Information for CD&A

The “Compensation Discussion and Analysis” above contains certain non-GAAP financial measures, which are used internally by our management and Board of Directors in our compensation programs. The table below reconciles these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Calculation of Non-GAAP Financial Measures for FY25 Results

(In Millions, Except Earnings Per Share)	Fiscal Year Ended March 31, 2025
GAAP net revenue	$7,463
Change in deferred net revenue (online-enabled games)	(108)
Non-GAAP net revenue	$7,355
GAAP gross profit	$5,920
Acquisition-related expenses	40
Change in deferred net revenue (online-enabled games)	(108)
Stock-based compensation	14
Non-GAAP gross profit	$5,886
GAAP operating expenses	$4,400
Acquisition-related expenses	(67)
Stock-based compensation	(628)
Restructuring and related charges	(62)
Non-GAAP operating expenses	$3,643
GAAP net income	$1,121
Acquisition-related expenses	107
Change in deferred net revenue (online-enabled games)	(108)
Stock-based compensation	642
Income tax rate adjustments	45
Restructuring and related charges	62
Non-GAAP net income	$1,869
GAAP diluted earnings per share	$4.25
Non-GAAP diluted earnings per share	$7.08
GAAP diluted shares	264
Non-GAAP diluted shares	264

2025 PROXY STATEMENT     69

APPENDIX A: SUPPLEMENTAL INFORMATION FOR CD&A

Calculation of Non-GAAP Financial Measures for Company Bonus Funding and PRSU Attainment

(In Millions, Except Earnings Per Share)	Fiscal Year Ended March 31, 2025
GAAP net revenue	$7,463
Change in deferred net revenue (online-enabled games)	(108)
Non-GAAP net revenue	$7,355
GAAP gross profit	$5,920
Acquisition-related expenses	40
Change in deferred net revenue (online-enabled games)	(108)
Stock-based compensation	14
Non-GAAP gross profit	$5,886
GAAP operating expenses	$4,400
Acquisition-related expenses	(67)
Stock-based compensation	(628)
Restructuring and related charges	(62)
Non-GAAP operating expenses	$3,643
Non-GAAP operating income	$2,223
GAAP net income	$1,121
Acquisition-related expenses	107
Change in deferred net revenue (online-enabled games)	(108)
Stock-based compensation	642
Restructuring and related charges	62
Income tax rate adjustments	45
Bonus expense, net of tax	214
Non-GAAP net income	$2,083
GAAP diluted earnings per share	$4.25
Non-GAAP diluted earnings per share	$7.83
GAAP diluted shares	264
Non-GAAP diluted shares	264

About Non-GAAP Financial Measures

As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company’s target and actual non-GAAP financial measures are calculated with reference to adjustments to GAAP financial measures, which currently include change in deferred net revenue (online-enabled games) acquisition-related expenses, stock-based compensation, restructuring and related charges, income tax rate adjustments, and Bonus expense as applicable in any given reporting period. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. When making compensation decisions for our executives, we utilize non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team.

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APPENDIX A: SUPPLEMENTAL INFORMATION FOR CD&A

We believe it is appropriate to exclude these items for the following reasons:

Change in Deferred Net Revenue (Online-enabled Games)

The majority of our games, and related extra-content and services have online connectivity whereby a consumer may be able to download updates on a when-and-if-available basis (“future update rights”) for use with the offline core game content (“software license”). In addition, we may also offer a hosted connection for online playability (“online hosting”), that permits consumers to play against each other without a separate fee. Because the majority of our sales of our online-enabled games include future update rights and/or online hosting performance obligations, GAAP requires us to allocate a portion or all of the transaction price to these performance obligations which are recognized ratably over an estimated offering period. Our deferred net revenue balance is increased by the revenue being deferred for current sales and is reduced by the recognition of revenue from prior sales (this is referred to as the “change in the deferred revenue” balance). Our management excludes the impact of the net change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred.

Acquisition-Related Expenses

GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include amortization of acquired intangible assets, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition and/or acquired intangible assets when future events indicate there has been a decline in its value. Offsetting these expenses are certain cost exclusions related to impacts from current year acquisitions activity. When analyzing the operating performance of an acquisition in subsequent periods, our management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Stock-Based Compensation

When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Income Tax Rate Adjustments

The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results and generally does not include one-time tax benefits. During fiscal year 2025, the Company applied a tax rate of 19% to determine the non-GAAP income tax expense.

Bonus Expense

The Company determines the funding for its bonus pool under the EA Bonus Plan based in part on financial performance, which includes a non-GAAP diluted earnings per share component. The Company excludes bonus expense under the EA Bonus Plan, as well as 401(k) plan and Canadian retirement plan match attainment adjustments for our U.S. and Canadian employees, when establishing the non-GAAP diluted earnings per share target, and measuring performance against that target because its effect on non-GAAP earnings per share is not indicative of the Company’s financial performance.

Restructuring and Related Charges

Restructuring and related charges are primarily incurred as the Company aligns its structure with growth opportunities. These costs may include employee-related costs such as severance, asset impairment charges, office space reduction and exit costs including additional depreciation and amortization when the expected useful life of certain assets have been shortened due to changes in anticipated usage, and other charges, including contract cancellations. The company excludes these costs as management believes they do not have a direct correlation to our ongoing or future business operations.

2025 PROXY STATEMENT     71

Electronic Arts

To learn more visit
https://ir.ea.com

ELECTRONIC ARTS INC. 209 REDWOOD SHORES PARKWAY REDWOOD CITY, CA 94065-1175 ATTN: STOCK ADMINISTRATION DEPARTMENT

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EA2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76193-P28691	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ELECTRONIC ARTS INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of the eight (8) Directors proposed in the accompanying Proxy Statement to hold office for a one-year term.

	Nominees:		For	Against	Abstain

	1a.	Kofi A. Bruce	☐	☐	☐

	1b.	Rachel A. Gonzalez	☐	☐	☐

	1c.	Jeffrey T. Huber	☐	☐	☐

	1d.	Talbott Roche	☐	☐	☐

	1e.	Richard A. Simonson	☐	☐	☐

	1f.	Luis A. Ubiñas	☐	☐	☐

	1g.	Heidi J. Ueberroth	☐	☐	☐

	1h.	Andrew Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as our independent public registered accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐

NOTE: THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76194-P28691

ELECTRONIC ARTS INC.
PROXY FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints Andrew Wilson, Stuart Canfield and Jacob Schatz, or any of them, proxies and attorneys-in-fact, each with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/EA2025, on August 14, 2025, at 2:00 P.M. PDT, or at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

This year’s meeting will be accessible only through the Internet. There will not be a physical location for the meeting and you will not be able to attend the meeting in person. If you have difficulty accessing or participating in the meeting, please call the technical support number that will be posted at the meeting website log-in page. We will have technicians available to assist you.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

Continued and to be signed on reverse side